Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------------	x
:
In re	:	Chapter 11
:
GENERAL GROWTH	:
PROPERTIES, INC., et al.,	:	Case No. 09-11977 (ALG)
:
Debtors.	:	Jointly Administered
:
---------------------------------------------------------------	x

PLAN DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attorneys for the Plan Debtors	KIRKLAND & ELLIS LLP 300 North LaSalle Chicago, Illinois 60654 Telephone: (312) 862-2000 Facsimile: (312) 862-2200 Co-Attorneys for Certain of the Plan Debtors

Dated:    August 2, 2010
New York, New York

(continued)

(continued)

(continued)

(continued)

v

(continued)

		Page

13.15	Dissolution of Committees	75

13.16	Notices	75

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------------	x
:
In re	:	Chapter 11
:
GENERAL GROWTH	:
PROPERTIES, INC., et al.,	:	Case No. 09-11977 (ALG)
:
Debtors.	:	Jointly Administered
:
---------------------------------------------------------------	x

PLAN DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Plan Debtors (defined below) listed on Exhibit A hereto, as debtors in possession in the above-captioned chapter 11 cases, propose the following chapter 11 plan pursuant to section 1121(a) of title 11 of the United States Code:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

A                                       Definitions

The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both singular and plural).

1.1           8.5% Cumulative Convertible Preferred Stock, Series C means the 8.5% Cumulative Convertible Preferred Stock, Series C of GGP.

1.2           2006 Bank Loan Agent means the agent under the 2006 Bank Loan Credit Agreement.

1.3           2006 Bank Loan means that certain loan made to GGP, GGP LP, and GGPLP L.L.C., as borrowers under the 2006 Bank Loan Credit Agreement.

1.4           2006 Bank Loan Credit Agreement means that certain Second Amended and Restated Credit Agreement, dated as of February 24, 2006, under which Eurohypo AG, New York Branch is the Administrative Agent and any amendments, modifications or supplements thereto.

1.5           2006 Bank Loan Claim means a Claim arising out of, or in connection with, the 2006 Bank Loan, which includes the 2006 Bank Loan Revolver Claim and the 2006 Bank Loan Term Claim.

1.6           2006 Bank Loan Documents means any document, note, instrument, agreement or otherwise evidencing an obligation of a Plan Debtor or an affiliate of a Plan Debtor in connection with the 2006 Bank Loan including, but not limited to, the (a) 2006 Bank Loan Credit Agreement, (b) the 2006 Credit Facility First Guaranty and (c) 2006 Credit Facility Second Guaranty.

1.7           2006 Bank Loan Revolver Claim means a Claim arising out of the revolver portion of the 2006 Bank Loan.

1.8           2006 Bank Loan Term Claim means a Claim arising out of the term loan portion of the 2006 Bank Loan.

1.9           2006 Credit Facility First Guaranty means that certain Guarantee and Pledge Agreement, dated as of November 12, 2004, by and among GGP, GGP LP and Rouse LLC in favor of Wachovia Bank, National Association.  Eurohypo AG, New York Branch was substituted for Wachovia Bank, National Association under that certain document entitled Substitution of Administrative Agent with Respect to Collateral Documents, dated February 24, 2006.

1.10         2006 Credit Facility Second Guaranty means that certain Guarantee and Pledge Agreement, dated as of November 24, 2004, by and among GGP American Properties Inc. and Caledonian Holding Company, Inc. in favor of Wachovia Bank, National Association. Eurohypo AG, New York Branch was substituted for Wachovia Bank, National Association under that certain document entitled Substitution of Administrative Agent with Respect to Collateral Documents, dated February 24, 2006.

1.11         Additional Financing Activities means the capital raising processes described in Article 5 of the Plan other than the Investor Stock Purchase Commitment.

1.12         Administrative Expense Claim means, as to any Plan Debtor, any right to payment constituting a cost or expense of administration of the Chapter 11 Cases, asserted against such Plan Debtor, under, and in accordance with, as applicable, sections 327, 328, 330, 365, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the Plan Debtors’ estates, (b) any actual and necessary costs and expenses of operating the Plan Debtors’ businesses postpetition, and (c) any indebtedness or obligations incurred or assumed by the Plan Debtors during the Chapter 11 Cases.

1.13         Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.14         Allowed means with reference to any Claim or Interest, as may be applicable, (a) any Claim against any Plan Debtor that has been listed by such Plan Debtor on its Schedules (as such Schedules may be amended by the Plan Debtor from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent and for which (i) no contrary proof of Claim has been filed, (ii) no objection to allowance, request for estimation, or other challenge has been interposed prior to the Claims Objection Deadline, or (iii) no motion to deem the Schedules amended has been filed prior to the Claims Objection Deadline, (b) any timely filed proof of Claim or Interest as to which no litigation (whether stayed or unstayed) is pending and to which no objection or other challenge has been or is interposed in accordance with Section 8.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bankruptcy Court, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Plan Debtors pursuant to a Final Order of the Bankruptcy Court (e) any Claim that is not otherwise subject to disallowance under section 502(d) of the Bankruptcy Code, (f) any Interest registered in the ownership register or otherwise on the Plan Debtors’ books and records, maintained by, or behalf of, the Plan Debtors as of the Distribution Record Date, or (g) any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and Allowed in accordance with section 502(h) of the Bankruptcy Code (unless such Claim is otherwise Disputed).  Except as otherwise provided in the Plan, for purposes of determining the amount of an “Allowed Claim,” there shall be deducted therefrom an amount equal to the amount of any Claim that the Plan Debtors may hold against the holder thereof, to the extent such Claim may be offset pursuant to applicable non-bankruptcy law or subject to recoupment.  Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder unless otherwise specified herein or by order of the Bankruptcy Court.  Any Claim or Interest that has been or is hereafter listed in the Schedules as Disputed, contingent, or unliquidated, and for which no proof of Claim or Interest has been timely filed, is not considered an Allowed Claim or Allowed Interest and shall be expunged without further action by the Plan Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court.  Nothing in this Section 1.14 shall deem Intercompany Obligations “Allowed.”

1.15         Allowed Administrative Expense Claim means an Administrative Expense Claim to the extent it has become Allowed.  Unless otherwise specified in the Plan or by order of the Bankruptcy Court, and notwithstanding a request therefor, “Allowed Administrative Expense Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.

1.16         Allowed Mechanics’ Lien Claim means a Mechanics’ Lien Claim that has been Allowed in accordance with the terms of the Plan, which Claim is secured by a Lien that is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law and, for the avoidance of doubt, which is not Disputed in accordance with the procedures set forth in Section 8.2 of the Plan.

1.17         Applicable Rate means the applicable contractual rate or rate of interest under state law, provided that (i) the contractual rate or rate of interest under state law was set forth in a timely filed proof of claim or (ii) the holder of such Allowed Claim (other than a Note Claim or a 2006 Bank Loan Claim) who is entitled to postpetition interest pursuant to the Plan and who asserts entitlement to postpetition interest in accordance with a contractual rate or rate of interest under state law, on or before the Applicable Rate Notice Deadline, files with the Bankruptcy Court written notice of such contractual rate or rate of interest under state law and serves the parties identified in Section 13.16 of the Plan, subject to the applicable Plan Debtor’s and any other Person’s right to verify or object to the existence of the asserted contractual rate or rate of interest under state law.

1.18         Applicable Rate Notice Deadline has the meaning ascribed to it in the Disclosure Statement Order.

1.19         Ballot means the form distributed to each holder of an impaired Claim or Interest that is entitled to vote to accept or reject the Plan and on which such holder shall indicate acceptance or rejection of the Plan where applicable.

1.20         Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.21         Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or any other court of the United States having jurisdiction over the Chapter 11 Cases.

1.22         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Bankruptcy Rules, as amended, as applicable to the Chapter 11 Cases.

1.23         Benefit Plans means all employee benefit plans, policies, and programs sponsored by any of the Plan Debtors, including, but not limited to, all incentive and bonus arrangements, severance plans, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).

1.24         Bridge Notes means one or more unsecured notes, on terms consistent with the Pershing Square Stock Purchase Agreement, in an amount equal to the product of the Put Shares multiplied by the Per Share Purchase Price, payable on the first Business Day at least 181 days after the Effective Date.

1.25         Brookfield Consortium Member means Brookfield Asset Management Inc. or any controlled Affiliate (as defined in the Cornerstone Investment Agreement) of Brookfield Asset Management Inc. or any Person of which Brookfield Asset Management Inc. or any Subsidiary (as defined in the Cornerstone Investment Agreement) or controlled Affiliate of Brookfield Asset Management Inc. is a general partner, managing member or equivalent thereof or a wholly owned subsidiary of the foregoing.

1.26         Brookfield Investor means REP Investments LLC, an affiliate of Brookfield Asset Management, Inc., the investment vehicle party to the Cornerstone Investment Agreement, and its permitted designees and assignees.

1.27         Business Day means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.28         CAM means any and all direct and indirect costs incurred by a Plan Debtor, as landlord for or, in connection with, its ownership, management, operation, servicing, policing, repair or maintenance of the common areas of a shopping center.

1.29         Cash means legal tender of the United States of America.

1.30         Chapter 11 Cases means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on the Commencement Date, styled In re General Growth Properties, Inc., et al., Chapter 11 Case No. 09-11977 (ALG), jointly administered, currently pending before the Bankruptcy Court.

1.31         Charging Lien means any right of any Indenture Trustee to a Lien upon, or other priority with respect to, distributions to be made to holders of Note Claims for payment of any Indenture Trustee Fee Claims prior to the Effective Date.

1.32         Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.33         Claims Objection Deadline means the latest of (a) the first Business Day that is six (6) months after the Effective Date, (b) ninety (90) days after a proof of Claim has been docketed by the claims agent appointed in the Chapter 11 Cases on the Claims Register, or (c) such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the dates specified in clauses (a) and (b) above.

1.34         Claims Objection Procedures Order means the Order Pursuant to Bankruptcy Code Section 105 and Bankruptcy Rules 3007 Approving (I) Claim Objection Procedures and (II) Schedule Amendment Procedures, dated November 19, 2009 [Docket No. 3582] entered in the Chapter 11 Cases.

1.35         Claims Register means a register maintained by the claims agent appointed in the Chapter 11 Case to docket Claims filed against, or scheduled by, the Plan Debtors.

1.36         Class means a category of holders of Claims or Interests, including sub-classes, as set forth in Article 4 of the Plan.

1.37         CMPC means Columbia Master Planned Community.

1.38         CMPC Development and Cooperation Agreement means the development and cooperation agreement to be executed by and between GGP and Spinco on or before the Effective Date with respect to CMPC, which agreement shall provide among other things, that Spinco shall grant mutually satisfactory easements to the extent not already granted, such that office buildings retained by GGP or New GGP, as applicable shall continuously have access to parking spaces appropriate for such office buildings.

1.39         Collateral means any property or interest in property of the Estates of the Plan Debtors subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.40         Commencement Date means the date on which the Chapter 11 Case of a particular Plan Debtor was commenced, either April 16, 2009 or April 22, 2009, as may be applicable to such Plan Debtor.

1.41         Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to such Plan Debtor’s Plan.

1.42         Confirmation Hearing means the hearing to consider confirmation of the Plan in accordance with sections 1128(a) and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.43         Confirmation Order means the order of the Bankruptcy Court confirming the Plan.

1.44         Confirmed Plan means the confirmed Plan of an Emerged Debtor.

1.45         Consummation means the occurrence of the Effective Date.

1.46         Contingent Claim means, as to any Plan Debtor, a Claim asserted against such Plan Debtor, the liability for which attaches, or depends upon, the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim or the applicable Plan Debtor and whether or not a relationship between the holder of such Claim and the applicable Plan Debtor now or hereafter exists or previously existed.

1.47         Cornerstone Investment Agreement means that certain amended and restated Cornerstone Investment Agreement, effective as of March 31, 2010, between the Brookfield Investor and GGP, as it may be further amended or modified from time to time, with the approval of the Bankruptcy Court to the extent required.

1.48         Creditors’ Committee means the committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as it may be reconstituted from time to time.

1.49         DB Pension Plans means the Mayfair Mall Retirement Income Plan for Employees Represented by Local #1 and the General Growth Pension Plan for Employees of Victoria Ward, Ltd.

1.50         Debtors means the debtors whose Chapter 11 Cases are being jointly administered under Chapter 11 Case No. 09-11977 (ALG) by the Bankruptcy Court (including the Plan Debtors and the Subsidiary Debtors).

1.51         Deficiency Amount means an amount of shares of New GGP Common Stock equal to the sum, if positive of (A) the Put Shares minus (B) the quotient of (x) Excess Equity Capital Proceeds divided by (y) the Per Share Purchase Price.

1.52         DIP Lender means any party in its capacity as a lender under that certain Senior Secured Debtor in Possession Credit Security and Guaranty Agreement, dated as of May 15, 2009, among UBS Securities LLC, as the Lead Arranger, UBS AG, Stamford Branch, as the original agent, GGP and GGP LP, as the Borrowers and the other entities from time to time parties thereto as guarantors, and any amendments, modifications or supplements thereto.

1.53         DIP Loan Claims means any Claim or other Obligations (as defined in the Replacement DIP Credit Agreement) arising under the Replacement DIP Credit Agreement.

1.54         Disbursing Agent means any entity in its capacity as a disbursing agent under Section 7.3 of the Plan.

1.55         Disclosure Statement means the disclosure statement for the Plan,  including all exhibits and schedules thereto, all as may be amended, supplemented or otherwise modified from time to time, and as approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

1.56         Disclosure Statement Order means the order of the Bankruptcy Court approving, among other things, the Disclosure Statement and establishing certain procedures with respect to solicitation and tabulation of votes to accept or reject the Plan.

1.57         Disputed means, with reference to any Administrative Expense Claim or Claim, any such Administrative Expense Claim or Claim (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order, nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, (b) which has been, or hereafter is, listed by a Plan Debtor on its Schedules as unliquidated, disputed or contingent and which has not been resolved by written agreement of the parties or a Final Order, (c) as to which any Plan Debtor or other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order or (d) as to which litigation is then pending in any jurisdiction, whether such litigation is stayed or unstayed.  Prior to the earlier of the time an objection has been timely filed and expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, a Claim shall be considered Disputed if the amount of the Claim specified in a proof of Claim exceeds the amount of the Claim, if any, scheduled by the Plan Debtor on its Schedules as not Disputed, contingent, or unliquidated.

1.58         Disputed Mechanics’ Liens and Claims Schedule means a schedule included in the Plan Supplement identifying (a) Mechanics’ Liens and/or Mechanics’ Lien Claims that are Disputed by Plan Debtors or (b) Mechanics’ Liens or Mechanics’ Lien Claims that have been settled but which settlement requires as a condition precedent to its effectiveness an action (including the execution and delivery of a final or conditional Lien release) by the non-Debtor counterparty thereto that, as of the date of the filing of the Disputed Mechanics’ Liens and Claims Schedule, has not yet occurred, which list shall be served by the Plan Debtors on (i) any Person identified therein, (ii) the Creditors’ Committee, (iii) the Equity Committee, and (iv) the Investors.

1.59         Distribution Date means any date, including the Effective Date, on which a distribution to a holder of an Allowed Claim or an Allowed Interest is contemplated to be made under the Plan and as more fully set forth in Section 7.2 of the Plan.

1.60         Distribution Record Date means the date that is specified as the “Distribution Record Date” in the Confirmation Order; provided, however, that the term “Distribution Record Date” shall not apply to the Exchangeable Note Claims, the Rouse 8.00% Note Claims, the Rouse 3.625% Note Claims, the Rouse 5.375% Note Claims, the Rouse 6.75% Note Claims or the Rouse 7.20% Note Claims.

1.61         Effective Date means a Business Day selected by the Plan Debtors, in consultation with the Investors, that is a date on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 10.1 of the Plan shall have been satisfied or waived as provided in Section 10.2 of the Plan.  Unless otherwise specifically provided in the Plan, any action required to be taken by a Plan Debtor on the Effective Date may be taken by such Plan Debtor on the Effective Date or as soon as reasonably practicable thereafter; provided, however, that all distributions required to be made to the Investors under the Plan and/or upon consummation of the Investment Agreements shall be made on the Effective Date.

1.62         Election Form means the form distributed to holders of certain Claims and Interests under the Plan and on which such holders of Claims and Interests shall be entitled to make certain elections as provided in Article 3 of the Plan.

1.63         Employee Matters Agreement has the meaning ascribed to it in the Disclosure Statement.

1.64         Equity Committee means the committee of equity security holders appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as it may be reconstituted from time to time.

1.65         ERISA means the Employee Retirement Income Security Act of 1974, as amended and the rules promulgated thereunder.

1.66         Excess Equity Capital Proceeds means the excess, if any, as of the Settlement Date of (a) cash proceeds to the Company (net of all underwriting or other discounts, fees or other compensation and related expenses) from the sale of GGP Common Stock, New GGP Common Stock (or equivalent instruments) after March 31, 2010 and prior to the Settlement Date (other than (i) the sale of 250,000,000 shares of New GGP Common Stock under the Cornerstone Investment Agreement and the sale of the first 190,000,000 shares of New Common Stock under the Pershing Square Stock Purchase Agreement and the Fairholme Stock Purchase Agreement, (ii) the issuance of New GGP Common Stock to settle the Hughes Heirs Obligations and (iii) the issuance of New GGP Common Stock to employees and directors of the Company) over (b) $2,050,000,000.

1.67         Exchange Act means the Securities Exchange Act of 1934, as amended.

1.68         Exchangeable Notes means the 3.98% Exchangeable Senior Notes issued by GGP LP in the principal amount of $1.55 billion pursuant to an indenture dated April 16, 2007.

1.69         Exchangeable Notes Claim means a Claim arising out of or relating to an Exchangeable Note.

1.70         Executory Contract and Property Document Assumption/Rejection Objection Deadline means the first Business Day that is 60 days after the Confirmation Date or such other later date as may be agreed to by the Plan Debtors, provided in the notice accompanying such schedule or in Plan Supplement.

1.71         Executory Contract and Property Document Assumption Schedule means a schedule with respect to the unexpired Property Documents or executory contracts under which any Plan Debtor is a party, to be filed by any Plan Debtor, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code and Section 9.1 of the Plan, and included in the Plan Supplement, identifying the agreements that such Plan Debtor seeks to assume and/or assign (including any assignments to Spinco) pursuant to section 365(a) of the Bankruptcy Code, the counterparties to such agreements, the proposed assignee (if any), and the Plan Debtor’s proposed cure amounts in respect thereof (which cure amounts shall exclude CAM reconciliations that have not been completed as of the Effective Date, which CAM reconciliations will be satisfied in the ordinary course of business).  The Executory Contract and Property Document Assumption Schedule shall be served as soon as practicable after its filing, on (a) the counterparties identified therein, (b) the Creditors’ Committee, (c) the Equity Committee and (d) the Investors.

1.72         Executory Contract and Property Document Expired Schedule means a schedule to be filed by any Plan Debtor and included in the Plan Supplement identifying those previously executory contracts, non-binding agreements (including letters of intent) or Property Documents that are not binding or have expired or been terminated either by operation of law or contract within the one-year period preceding the Initial Commencement Date, which schedule shall be served as soon as practicable after its filing on (a) the counterparties identified therein, (b) the Creditors’ Committee, (c) the Equity Committee and (d) the Investors; provided however, that failure to include a previously executory contract or Property Document on the Executory Contract and Property Document Expired Schedule shall not constitute a waiver of a Plan Debtor’s ability to assert that such previously executory contract or Property Document is nonbinding, has expired or been terminated by operation of law or contract.

1.73         Executory Contract and Property Document Rejection Schedule means a schedule, with respect to the unexpired Property Documents or executory contracts under which any Plan Debtor is a party, to be filed by any Plan Debtor pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code and Section 9.1 of the Plan, and included in the Plan Supplement, identifying the agreements that such Plan Debtor seeks to reject pursuant to section 365(a) of the Bankruptcy Code and the counterparties to such agreements, which schedule shall be served as soon as practicable after its filing on (a) the counterparties identified therein, (b) the Creditors’ Committee, (c) the Equity Committee and (d) the Investors.

1.74         Executory Contract and Property Document Schedule means (a) an Executory Contract and Property Document Assumption Schedule, (b) an Executory Contract and Property Document Rejection Schedule, (c) an Executory Contract and Property Document Expired Schedule, or (d) any amendments or modifications to the foregoing schedules.

1.75         Existing Litigation Claim means, as to any Plan Debtor, a Claim asserted against such Plan Debtor related to personal injury, products liability, wrongful death, employment claims, or other similar Claims against any of the Plan Debtors which arise out of events that occurred, in whole or in part, prior to the Commencement Date; provided, however that the term “Existing Litigation Claim” shall exclude, unless otherwise elected by the Plan Debtors, (a) Mechanics’ Lien Claims, (b) Workers’ Compensation Claims, (c) any litigation relating to executory contracts or unexpired Property Documents that have been, or will be, assumed or rejected pursuant to section 365 of the Bankruptcy Code, the Plan and/or a Final Order of the Bankruptcy Court and, unless expressly provided in the Plan to the contrary or otherwise agreed by the applicable Plan Debtor and its counterparty, any other contracts or leases to which a Plan Debtor is a party, whether or not executory or unexpired, (d) any litigation concerning a Property Document Counterparty, (e) any adversary proceedings pending in a Chapter 11 Case, and (f) any litigation that has been, or is subject to, a pending motion for removal or transfer to the Bankruptcy Court as of the Effective Date.

1.76         Exit Capital Agreement means any agreement entered into by a Plan Debtor with respect to the capital raising activities described in Article 5 of the Plan, which may include or provide for the implementation of backstop commitments from the Investors.

1.77         Exit Financing means the transactions described in Section 5.12 of the Plan.

1.78         Exit Financing Agreement means any agreement to be executed by New GGP or the Plan Debtors on or prior to the Effective Date evidencing any financing arrangements with outside financing sources, which agreement or agreements may include term and/or revolving credit facilities and/or to the extent necessary, agreements effecting the implementation of backstop commitments from the Investors for a total of up to $2.0 billion of additional financing pursuant to the Investment Agreements.

1.79         Fairholme means The Fairholme Fund and Fairholme Focused Income Fund, each a series of Fairholme Funds, Inc., together with its permitted nominees and assigns.

1.80         Fairholme Stock Purchase Agreement means that certain amended and restated Stock Purchase Agreement, effective as of March 31, 2010, by and between GGP and Fairholme, as it may be further amended or modified from time to time, with the approval of the Bankruptcy Court to the extent required.

1.81         Federal Judgment Rate means .60% (which is the interest rate allowed pursuant to section 1961 of title 29 of the United States Code, as amended, as published by the

Board of Governors of the Federal Reserve System for the calendar week preceding the Initial Commencement Date).

1.82         Fee Committee means the committee established by interim and final orders of the Bankruptcy Court on December 3, 2009 and January 21, 2010, respectively, to review the fees of retained professionals in the Chapter 11 Cases.

1.83         Final Order means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

1.84         Fully Diluted Basis has the meaning ascribed to it in the Investment Agreements.

1.85         General Growth has the meaning ascribed to it in the Disclosure Statement.

1.86         General Unsecured Claim means as to any Plan Debtor, any Claim or obligation asserted against such Plan Debtor that is not (a) an Administrative Expense Claim, (b) a Priority Tax Claim, (c) a Priority Non-Tax Claim, (d) a Secured Tax Claim, (e) an Other Secured Claim, (f) a Rouse 8.00% Note Claim, (g) a Rouse 3.625% Note Claim, (h) a Rouse 5.375% Note Claim, (i) a Rouse 6.75% Note Claim, (j) a Rouse 7.20% Note Claim, (k) a 2006 Bank Loan Claim, (l) an Exchangeable Note Claim, (m) a TRUPS Claim, (n) a GGP/Homart II, L.L.C. Partner Note Claim, (o) a GGP/Ivanhoe, Inc. Affiliate Partner Note Claim, (p) a GGP TRS Retained Debt Claim, (q) a Project Level Debt Guaranty Claim, (r) a Hughes Heirs Obligation, (s) a Mechanics’ Lien Claim, and (t) an Intercompany Obligation.  For the avoidance of doubt, the term “General Unsecured Claim” does not include an Interest.

1.87         GGP means General Growth Properties, Inc.

1.88         GGP Administrative Expense Claim means, as to any Plan Debtor, an Administrative Expense Claim asserted against such Plan Debtor by an Affiliate that arises after the Commencement Date and prior to the Effective Date.

1.89         GGP Common Stock means the existing common stock of GGP, which is listed on the New York Stock Exchange under the symbol “GGP.”  For the avoidance of doubt, the term “GGP Common Stock” does not include New GGP Common Stock.

1.90         GGP/Homart II, L.L.C. Partner Note means that certain Promissory Note, dated February 8, 2008, by GGP LP in favor of The Comptroller of the State of New York.

1.91         GGP/Homart II, L.L.C. Partner Note Claim means a Claim arising out of, or in connection with, the GGP/Homart II, L.L.C. Partner Note.

1.92         GGP/Ivanhoe, Inc. Affiliate Partner Note means that certain Promissory Note, dated November 15, 2007, by GGP LP in favor of Ivanhoe Capital LP.

1.93         GGP/Ivanhoe, Inc. Affiliate Partner Note Claim means a Claim arising out of, or in connection with, the GGP/Ivanhoe, Inc. Affiliate Partner Note.

1.94         GGPLP LLC Preferred Equity Units means the 8.25% Series C Cumulative Preferred Units of GGPLP L.L.C.

1.95         GGP LP means GGP Limited Partnership.

1.96         GGP LP Common Units means the common units of GGP LP.

1.97         GGP LP Limited Partnership Agreement means the Second Amended and Restated Agreement of Limited Partnership of GGP LP, as amended.

1.98         GGP LP Preferred Equity Units means the 8.5% Series B Cumulative Convertible Preferred Units of GGP LP, the 6.5% Series D Cumulative Convertible Preferred Units of GGP LP and the 7% Series E Cumulative Convertible Preferred Units of GGP LP.

1.99         GGP Option Plans means the General Growth Properties, Inc. 1993 Incentive Stock Plan, the General Growth Properties, Inc. 1998 Incentive Stock Plan and the General Growth Properties, Inc. 2003 Incentive Stock Plan, each as amended or amended and restated, of GGP.

1.100       GGP Real Estate Holding I, Inc. means a direct corporate subsidiary of New GGP which will elect to be treated as a REIT. 100% of GGP Real Estate Holding I, Inc.’s common stock and at least 80% of its preferred stock will be held by New GGP.

1.101       GGP TRS Joint Venture Agreement means the Amended and Restated Operating Agreement of GGP-TRS L.L.C, dated August 26, 2002, between GGP Limited Partnership, Teachers Retirement System of the State of Illinois and GGP-TRS L.L.C., as amended.

1.102       GGP TRS Retained Debt Claim means the obligation of GGP LP pursuant to the GGP TRS Joint Venture Agreement with respect to certain “Retained Debt” as defined in the GGP TRS Joint Venture Agreement.

1.103       Government Authority means the United States government or any of its agencies or any state or local authority (including taxing authorities).

1.104       Hughes Heirs Note means an unsecured note issued by Spinco having an aggregate principal amount as of the Effective Date equal to the value of the Hughes Heirs Obligations, as determined by the Bankruptcy Court, in a form as set forth in the Plan Supplement.

1.105       Hughes Heirs Obligation means the obligations asserted against GGP, TRCLP, The Howard Hughes Corporation, Howard Hughes Properties Limited Partnership and Howard Hughes Properties, Inc. by former shareholders of The Hughes Corporation pursuant to a Contingent Stock Agreement dated January 1, 1996.

1.106       Indemnity Cap means the lower of (i) $303,750,000 and (ii) the then effective Excess Surplus Amount (as defined in the Cornerstone Investment Agreement).

1.107       Indenture means an indenture for the Exchangeable Notes, the TRUPS Junior Subordinated Notes, or the Rouse Notes, each as may be amended, supplemented or modified from time to time.

1.108       Indenture Trustee means an indenture trustee under the Exchangeable Notes, the TRUPS Junior Subordinated Notes, and the Rouse Notes.

1.109       Indenture Trustee Fee Claim means a Claim of any Indenture Trustee for the reimbursement of its reasonable accrued and unpaid fees and expenses under the applicable Indenture.

1.110       Initial Commencement Date means April 16, 2009.

1.111       Insured Claim means, as to any Plan Debtor, a Claim asserted against such Plan Debtor arising from an incident or occurrence that is covered under any of the Plan Debtors’ insurance policies.

1.112       Intercompany Obligation means any obligation or disputed obligation, which may or may not be reflected as an accounting entry, including a Claim, receivable, right to receive a (or an entry reflecting a prior) capital contribution, or right to receive a (or an entry reflecting a prior) dividend, held by any Debtor or non-Debtor Affiliate against any Plan Debtor arising prior to the Commencement Date.

1.113       Interest means, the (i) interest of any holder of equity securities of any of the Plan Debtors represented by common stock or preferred stock or (ii) any other instrument evidencing a present ownership interest in any of the Plan Debtors, including membership interests in Plan Debtors that are limited liability companies, interests in Plan Debtors that are business trusts, and partnership interests in Plan Debtors that are partnerships, whether or not transferable.

1.114       Investment Agreements means the Cornerstone Investment Agreement, the Fairholme Stock Purchase Agreement and the Pershing Square Stock Purchase Agreement.

1.115       Investor Stock Purchase Commitment means the commitments and agreements of the Investors pursuant to the Investment Agreements.

1.116       Investors means the Brookfield Investor, Fairholme, and Pershing Square and their permitted designees and assignees under the Investment Agreements.

1.117       Investor Warrants means the warrants to purchase GGP Common Stock issued to the Brookfield Investor and Fairholme in accordance with the terms of the Investment Agreements.

1.118       KEIP means the Key Employee Incentive Plan as defined in the KEIP Order.

1.119       KEIP Order means the Order Authorizing Debtors, Pursuant to Sections 105(a), 363, and 503(c)(3) of the Bankruptcy Code, to (I) Amend and Continue Their Cash Value Added Plan and (II) Implement a Key Employee Incentive Plan, dated October 15, 2009 [Docket No. 3126] entered in the Chapter 11 Cases.

1.120       Legal Holiday has the meaning ascribed to such term in Bankruptcy Rule 9006(a).

1.121       LID means legal identification number.

1.122       Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.123       Liquidity Equity Issuance means issuances of shares of New GGP Common Stock under the Plan for Cash in an aggregate amount of up to 65,000,000 shares.

1.124       Litigation Notice means a notice to be filed by the Plan Debtors on or before the Claims Objection Deadline and served on the holders of Disputed Claims listed therein advising of the Plan Debtors’ intent to seek a determination and liquidation the Disputed Claims listed therein in the administrative or judicial tribunal in which it is pending on the Confirmation Date or in any administrative or judicial tribunal of appropriate jurisdiction.

1.125       Local Bankruptcy Rules means the Local Bankruptcy Rules for the Southern District of New York, as amended from time to time, as applicable to the Chapter 11 Cases.

1.126       Main Operating Account means the “Main Operating Account” as such term is used in the Replacement DIP Order.

1.127       Mechanics’ Lien means the Lien alleged to be held by, or in favor of, the holder of a Mechanics’ Lien Claim.

1.128       Mechanics’ Lien Claim means, as to any Plan Debtor, a Claim by a Person who asserts they have supplied labor or materials or improved the property of a Plan Debtor and pursuant to which a security interest in the property of such Plan Debtor is asserted by the holder.

1.129       Merger means the merger of MergerSub, a subsidiary of GGP Real Estate Holding I, Inc., with and into GGP, with GGP surviving as Reorganized GGP, pursuant to which shareholders of GGP will receive from GGP Real Estate Holding I, Inc. one share of New GGP for each share of GGP surrendered.

1.130       MergerSub means a corporate subsidiary of GGP Real Estate Holding I, Inc. formed exclusively for the purposes of effectuating the Merger.

1.131       Modified Loan Documents means the Secured Debt Loan Documents (as defined in the Confirmed Plans) executed by the Secured Debt Holders (as defined in the Confirmed Plans) in accordance with the Confirmed Plans.

1.132       MPC Assets means residential and commercial lots in the “master planned communities” owned by the Howard Hughes Corporation or The Hughes Corporation or related to the Emerson Master Planned Community.

1.133       MPC Taxes means all liability for income Taxes (as defined in the applicable Investment Agreement) in respect of sales of MPC Assets sold prior to the date of the Investment Agreements.

1.134       New Debt has the meaning ascribed to it in the Cornerstone Investment Agreement.

1.135       New GGP means the entity formed on July 1, 2010, which shall be the public company successor to GGP and which shall own indirectly substantially all of the equity of Reorganized GGP.

1.136       New GGP Bylaws means the bylaws of New GGP to be adopted by New GGP prior to the Effective Date substantially in the form contained in the Plan Supplement, as may be amended prior to the Confirmation Date.

1.137       New GGP Certificate of Incorporation means the certificate of incorporation adopted by New GGP and filed with the Secretary of State of the State of Delaware prior to the Effective Date, substantially in the form contained in the Plan Supplement, as may be amended prior to the Confirmation Date.

1.138       New GGP Common Stock means the shares of common stock to be issued by New GGP pursuant to the New GGP Certificate of Incorporation.

1.139       New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering means the transaction described in Section 5.11 of the Plan.

1.140       New GGP Post-Emergence Public Offering means a broadly distributed public offering of New GGP Common Stock described in Section 5.11 of the Plan.

1.141       New GGP Post-Emergence Public Offering Clawback Election means the election of GGP, by notice to Fairholme and Pershing Square, in accordance with their respective Investment Agreements, to reserve the Reserved Shares for repurchase from Fairholme and Pershing Square following the Effective Date, on a pro rata basis, pursuant to the Investment Agreements and Section 5.11(c) of the Plan.

1.142       New GGP Post-Emergence Public Offering Put Election means the election of GGP, by notice to Pershing Square, in accordance with the Pershing Square Stock Purchase Agreement, to not sell the Put Shares to Pershing Square on the Effective Date and instead have the option to sell a number of shares of New GGP Common Stock up to the Deficiency Amount to Pershing Square pursuant to the Pershing Square Stock Purchase Agreement and Section 5.11(c) of the Plan.

1.143       New GGP Series C Preferred Stock means the 8.5% Cumulative Convertible Preferred Stock Series C of New GGP.

1.144       New GGP Warrants means the warrants to purchase New GGP Common Stock to be issued to the Investors on the Effective Date in accordance with the Investment Agreements.

1.145       Note Claim means a claim under a Rouse Note, TRUPS Junior Subordinated Note, or Exchangeable Note.

1.146       Note Reinstatement means the reinstatement of a TRUPS Junior Subordinated Note or a Rouse Note.

1.147       Noticed Litigation Claim means a Disputed Claim for which a Litigation Notice is provided by the Plan Debtors.

1.148       Offering Premium means, with respect to any shares of New GGP Common Stock issued for Cash in conjunction with issuances of New GGP Common Stock (or an equivalent instrument) permitted by the Investment Agreements (including any Liquidity Equity Issuance) and completed prior to the date that is the last to occur of (x) 45 days after the Effective Date, (y) the Settlement Date, if applicable, and (z) the maturity date of the Bridge Notes, if applicable, the product of (i) (A) the per share offering price of the shares of New GGP Common Stock (or offering price of equivalent instruments corresponding to one underlying share of New GGP Common Stock) issued (net of all underwriting and other discounts, fees or other compensation, and related expenses) less (B) the Per Share Purchase Price and (ii) the number of shares of New GGP Common Stock sold pursuant thereto.  For the purposes hereof, the issuance for Cash of notes mandatorily convertible into New GGP Common Stock on the Effective Date shall constitute an issuance of the underlying number of shares of New GGP Common Stock for Cash at a price per share offering equal to the offering price for the corresponding amount of notes.

1.149       Omnibus Claims Settlement Procedures Order means the Order Pursuant to Bankruptcy Code Section 105 and Bankruptcy Rule 9019 Approving Settlement Procedures and Authorizing Debtors’ Entry into Certain Settlements Without Further Order of the Court, dated January 20, 2010 [Docket No. 4240] entered in the Chapter 11 Cases.

1.150       Other Secured Claim means, as to any Plan Debtor, any Secured Claim asserted against such Plan Debtor, other than a Secured Tax Claim, a 2006 Bank Loan Claim, or a Mechanics’ Lien Claim.

1.151       Other Sponsor has the meaning ascribed to it in the Cornerstone Investment Agreement.

1.152       Outstanding GGP Option means any outstanding option to purchase GGP Common Stock under the GGP Option Plans.

1.153       Per Share Purchase Price means $10.00.

1.154       Pershing Square means Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd., together with each of their permitted nominees and assigns.

1.155       Pershing Square Entities means Pershing Square and Pershing Square Capital Management, L.P., on behalf of Pershing Square, L.P.

1.156       Pershing Square Stock Purchase Agreement means that certain amended and restated Stock Purchase Agreement by and between GGP and the Pershing Square Entities, effective as of March 31, 2010, as it may be further amended or modified from time to time, with the approval of the Bankruptcy Court to the extent required.

1.157       Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other legal entity.

1.158       Plan means the Plan Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, including any exhibits and schedules thereto, as the same is amended, modified or supplemented from time to time in accordance with the terms and provisions of the Bankruptcy Code and the Bankruptcy Rules.

1.159       Plan Consideration means the consideration received by a holder of an Allowed Claim or Allowed Interest pursuant to Article 4 of the Plan.

1.160       Plan Debtor means a Debtor listed on Exhibit A hereto, and, from and after the Effective Date, to the extent a Plan Debtor is not liquidated or consolidated or merged into a Debtor pursuant to the Plan, such Plan Debtor, as reorganized, and to the extent a Plan Debtor is liquidated or consolidated or merged into a Debtor pursuant to the Plan, the applicable Debtor or other entity that succeeds to the interests of the Plan Debtor as a result of such consolidation or merger.

1.161       Plan Debtor Constituent Documents means the bylaws, certificates and/or articles of incorporation, partnership agreements, limited liability company membership agreements, and other organizational documents as applicable for each of the Plan Debtors, as amended and restated on the Effective Date, among other things to (a) prohibit the issuance of nonvoting equity securities by such Plan Debtor, as required by section 1123(a)(6) of the Bankruptcy Code, and (b) otherwise give effect to the provisions of the Plan.

1.162       Plan Supplement means the supplement(s) to the Plan containing, among other things, certain documents relevant to the implementation of the Plan, including (a) forms of restated charters, bylaws, partnerships, operating agreements, or trust agreements, as applicable, (b) Disputed Mechanics’ Liens and Claims Schedules, (c) Executory Contract and Property Document Schedules, (d) the Investment Agreements, (e) Spinco Key Agreements, (f) any Exit Capital Agreement, (g) any Exit Financing Agreements, (h) the Texas Teachers Stock Purchase Agreement (i) the New GGP Certificate of Incorporation, as amended, (j) the Spinco Certificate of Incorporation, as amended, (k) the Hughes Heirs Note (if any) and (l) organizational charts, all of which may be filed on one or more dates and which shall be filed no later than seven (7) days prior to the Voting and Elections Deadline.

1.163       Priority Non-Tax Claim means, as to any Plan Debtor, any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority as specified in sections 507(a)(4), (5), (6), (7) or (9) of the Bankruptcy Code, asserted against such Plan Debtor.

1.164       Priority Tax Claim means, as to any Plan Debtor, any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, asserted against such Plan Debtor.

1.165       Project Level Debt Guaranty means the replacement guaranty issued to a Secured Debt Holder (as defined in the Confirmed Plans) pursuant to the Modified Loan Documents.

1.166       Project Level Debt Guaranty Claim means a Claim arising under, or in connection with, a Project Level Debt Guaranty.

1.167       Property Document means each (a) lease, sublease, license and other occupancy agreement, (b) construction, operation and reciprocal easement agreement and any supplemental, separate or associated agreement, and (c) any other similar document or contractual arrangement.

1.168       Property Document Counterparty means any counterparty of a Plan Debtor under a Property Document.

1.169       Property Document Counterparty Claim means a Claim held by a Property Document Counterparty.

1.170       Purchaser Group means, with respect to Pershing Square or Fairholme, Pershing Square or Fairholme, as applicable, its investment manager and their respective “controlled Affiliates” (as defined in the Pershing Square Stock Purchase Agreement and the Fairholme Stock Purchase Agreement).

1.171       Purchaser Spinco Board Designees means the persons designated by Pershing Square or the Brookfield Investor as provided in the Pershing Square Stock Purchase Agreement and the Cornerstone Investment Agreement, respectively, to serve on the Spinco Board.

1.172       Put Shares means the 35,000,000 shares of New GGP Common Stock subject to the New GGP Post-Emergence Public Offering Put Election.

1.173       Real Estate Agreement has the meaning ascribed to it in the Disclosure Statement.

1.174       Reinstated Amounts means the aggregate principal amount of any debt under the Reinstated Notes.

1.175       Reinstated Note means a Rouse Note, an Exchangeable Note or a TRUPS Junior Subordinated Note that has been reinstated pursuant to Article 4 of the Plan.

1.176       Reinstated Rouse 5.375% Note means a Rouse 5.375% Note that has been reinstated in accordance with Section 4.6 of the Plan.

1.177       Reinstated Rouse 6.75% Note means a Rouse 6.75% Note that has been reinstated in accordance with Section 4.7 of the Plan.

1.178       Reinstated Rouse 7.20% Note means a Rouse 7.20% Note that has been reinstated in accordance with Section 4.8 of the Plan.

1.179       REIT Preferred Stock Interest means the preferred stock of GGP Holding, Inc., GGP Holding II, Inc., Victoria Ward, Limited, and/or GGP/Homart, Inc.

1.180       Reorganized GGP means GGP from and after the Effective Date.

1.181       Reorganized GGP LP means GGP LP from and after the Effective Date.

1.182       Reorganized GGP LP Common Unit means the common units of Reorganized GGP LP.

1.183       Reorganized GGP LP Preferred Unit means a preferred Interest in Reorganized GGP LP.

1.184       Replacement DIP Agent means the agent under the Replacement DIP Credit Agreement.

1.185       Replacement DIP Credit Agreement means that certain Senior Secured Debtor in Possession Credit, Security and Guaranty Agreement, dated as of July 23, 2010, among GGP, as co-borrower, GGP LP, as co-borrower, certain of their subsidiaries, as guarantors, Barclays Bank, PLC, as the administrative agent and collateral agent, and the Replacement DIP Lenders party thereto.

1.186       Replacement DIP Lender means any party, in its capacity as a lender under the Replacement DIP Credit Agreement and its successors and permitted assigns in such capacity as a lender, and “Replacement DIP Lenders” means two or more of such parties, collectively.

1.187       Replacement DIP Order means the Final Order Approving Replacement Debtor in Possession Financing Pursuant to Bankruptcy Code Sections 105(a), 362, and 364 of the Bankruptcy Code, dated July 23, 2010 [Docket No. 5562] entered in the Chapter 11 Cases..

1.188       Reserve Surplus Amount means, as of any date of determination, (x) the Reserve (as defined in the Investment Agreements) minus (y) the aggregate amount paid with respect to Permitted Claims (as defined in the Investment Agreements) through such date of determination to the extent such Permitted Claims were included in the calculation of the Reserve minus (z) any amount included in the Reserve with respect to Permitted Claims that the New GGP Board, based on the exercise of its business judgment and information available to the New GGP Board as of the date of determination, considers necessary to maintain as a reserve against Permitted Claims yet to be paid.

1.189       Reserved Shares means up to 155,000,000 shares of New GGP Common Stock reserved for repurchase by New GGP in accordance with the New GGP Post-Emergence Public Offering Clawback Election.

1.190       Rights Agreement means that certain Rights Agreement, dated as of November 18, 1998, by and between the Company and BNY Mellon Investor Services, as successor to Norwest Bank Minnesota, N.A., as amended on November 10, 1999, December 31, 2001, November 18, 2008, and May 10, 2010 and from time to time.

1.191       Rouse 3.625% Notes means the series of unsecured public bonds with an initial face amount of $400,000,000 and an interest rate of 3.625% issued by TRCLP pursuant to an Indenture dated February 24, 1995.

1.192       Rouse 5.375% ($100 million) Notes means the series of unsecured public bonds with an initial face amount of $100,000,000 and an interest rate of 5.375% issued by TRCLP pursuant to an Indenture dated February 24, 1995.

1.193       Rouse 5.375% ($350 million) Notes means the series of unsecured public bonds with an initial face amount of $350,000,000 and an interest rate of 5.375% issued by TRCLP pursuant to an Indenture dated February 24, 1995.

1.194       Rouse 5.375% Notes means the Rouse 5.375% ($100 million) Notes and the Rouse 5.375% ($350 million) Notes.

1.195       Rouse 6.75% Notes means the series of unsecured public bonds with an initial face amount of $800,000,000 and an interest rate of 6.75% issued by TRCLP and TRC Co-Issuer, Inc. pursuant to an Indenture dated May 5, 2006.

1.196       Rouse 7.20% Notes means the series of unsecured public bonds with an initial face amount of $400,000,000 and an interest rate of 7.20% issued by TRCLP pursuant to an Indenture dated February 24, 1995.

1.197       Rouse 8.00% Notes means the series of unsecured public bonds with an initial face amount of $200,000,000 and an interest rate of 8.00% issued by TRCLP pursuant to an Indenture dated February 24, 1995.

1.198       Rouse Note means any of the Rouse 8.00% Notes, the Rouse 7.20% Notes, the Rouse 6.75% Notes, the Rouse 5.375% Notes or the Rouse 3.625% Notes.

1.199       Rouse 3.625% Note Claim means a Claim arising out of, or in connection with, the Rouse 3.625% Notes.

1.200       Rouse 5.375% Note Claim means a Claim arising out of, or in connection with, the Rouse 5.375% Notes.

1.201       Rouse 6.75% Note Claim means a Claim arising out of, or in connection with, the Rouse 6.75% Notes.

1.202       Rouse 7.20% Note Claim means a Claim arising out of, or in connection with, the Rouse 7.20% Notes.

1.203       Rouse 8.00% Note Claim means a Claim arising out of, or in connection with, the Rouse 8.00% Notes.

1.204       Satisfied Note means a Satisfied Rouse Note or an Exchangeable Note that has been satisfied in any manner allowable pursuant to Article 4 of the Plan.

1.205       Satisfied Rouse Note means a Rouse Note that has been satisfied in any manner allowable pursuant to Article 4 of the Plan.

1.206       Schedules means the respective schedules of assets and liabilities, the list of Interests, and the statements of financial affairs filed by the Plan Debtors in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended on or prior to the later of the Effective Date or the Claims Objection Deadline.

1.207       Secured Claim means, as to any Plan Debtor, any Claim (other than a 2006 Bank Loan Claim) asserted against such Plan Debtor that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

1.208       Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.209       Securities Act of 1933 means the Federal Securities Act codified at 15 U.S.C. § 77a et seq.

1.210       Separation Agreement has the meaning ascribed to it in the Disclosure Statement.

1.211       Settlement Date means the first Business Day at least 180 days after the Effective Date.

1.212       Shares has the meaning ascribed to it in each Investment Agreement, as applicable.

1.213       Spinco means Spinco, Inc.

1.214       Spinco Board means the board of directors of Spinco.

1.215       Spinco Bylaws means the bylaws of Spinco substantially in the form contained in the Plan Supplement, as may be amended prior to the Confirmation Date.

1.216       Spinco Certificate of Incorporation means the certificate of incorporation adopted by Spinco and filed with the Secretary of State of the State of Delaware, a copy of which will be contained in the Plan Supplement, as may be amended prior to the Confirmation Date.

1.217       Spinco Common Stock means the shares of common stock to be issued by Spinco having the terms set forth in the Spinco Certificate of Incorporation.

1.218       Spinco Identified Assets means the assets identified on Exhibit B to the Plan, as such exhibit may be supplemented or revised by an exhibit annexed to the Plan Supplement, or any substitute asset or economic equivalent thereof provided in accordance with the Investment Agreements.

1.219       Spinco Key Agreements means, including, but not limited to, the (i) Separation Agreement, (ii) Transition Services Agreement, (iii) Real Estate Agreements, (iv) Employee Matters Agreement, (v) Tax Matters Agreement, (vi) the CMPC Development and Cooperation Agreement, and (vii) certain other agreements between New GGP and Spinco.

1.220       Spinco Note means an unsecured interest bearing promissory note payable by Spinco (or one of its subsidiaries provided it is guaranteed by Spinco) in favor of GGP LP in the aggregate principal amount as determined pursuant to the Cornerstone Investment Agreement and maturing on the fifth anniversary of the Closing Date (as defined in the Cornerstone Investment Agreement) of the Cornerstone Investment Agreement.

1.221       Spinco Note Amount has the meaning ascribed to it in the Cornerstone Investment Agreement.

1.222       Spinco Shares means the shares of Spinco Common Stock purchased by Pershing Square, Fairholme, or the Brookfield Investor, as applicable, in connection with the Spinco Share Purchase.

1.223       Spinco Share Distribution means the distribution of Spinco Common Stock to holders of Interests entitled to receive shares of Spinco Common Stock, as and to the extent provided in Article 4 of the Plan.

1.224       Spinco Share Purchase means the Investors’ commitments to purchase 5,250,000 shares, in the aggregate, of Spinco Common Stock for a per share price equal to $47.619048 pursuant to the Investment Agreements.

1.225       Spinco Warrants means the warrants to purchase Spinco Stock to be issued to the Investors in accordance with the terms set forth in the Investment Agreements.

1.226       Subsidiary Debtors has the meaning set forth in the Disclosure Statement.

1.227       Tax Code means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

1.228       Tax Matters Agreement has the meaning ascribed to it in the Disclosure Statement.

1.229       Texas Teachers means the Teacher Retirement System of Texas.

1.230       Texas Teachers Transaction means the transactions described in Section 5.10 of the Plan.

1.231       Texas Teachers Stock Purchase Agreement means that certain Stock Purchase Agreement, dated as of July 8, 2010, by and between GGP and the Texas Teachers, as may be amended or modified from time to time, with the approval of the Bankruptcy Court to the extent required.

1.232       Transfer means to sell, transfer or dispose of.

1.233       Transition Services Agreement has the meaning ascribed to it in the Disclosure Statement.

1.234       TRCLP means The Rouse Company LP.

1.235       TRUPS Claim means a Claim arising under, or in connection with, a TRUPS Junior Subordinated Note.

1.236       TRUPS Junior Subordinated Notes means the junior subordinated notes in the aggregate amount of $206.2 million issued by GGP LP to GGP Capital Trust I on or about February 24, 2006.

1.237       Unliquidated Claim means as to any Plan Debtor any Claim asserted against such Plan Debtor, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

1.238       U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code in the Southern District of New York.

1.239       Voting and Elections Deadline means such date as established pursuant to the Disclosure Statement Order as the deadline by which holders of Claims and Interests entitled to vote on the Plan must vote to accept or reject the Plan.

1.240       Voting Record Date means the record date for voting on the Plan that is designated in the Disclosure Statement Order.

1.241       Workers’ Compensation Claim means, as to any Plan Debtor, a Claim against such Plan Debtor by an employee of such Plan Debtor for the payment of workers’ compensation benefits under applicable law.

B                                       Interpretation; Application of Definition and Rules of Construction

Unless otherwise specified, all Section, Article, schedule or appendix, or exhibit references in the Plan are to the respective Section in, Article of or schedule, appendix or exhibit to the Plan or Plan Supplement, as the same may be amended, waived or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.  All references to dollars are to the legal tender of the United States of America.  Unless the context otherwise requires, any capitalized term used and not defined in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  Subject to the terms of the Investment Agreements, any non-material effectuating provisions of this Plan may be interpreted by the Plan Debtors in such a manner so as to be consistent with the overall purpose and intent of the Plan without further order of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, no provision of the Plan or the Plan Supplement documents shall (i) constitute a consent or waiver by any Investor or any of their respective Affiliates under the Investment Agreements (or any related agreement), (ii) amend, expand, limit or abrogate or otherwise modify the rights, benefits, or obligations of any Investor or any Debtor or any of their respective Affiliates under any such agreement, or (iii) entitle any Person (other than the parties thereto and their permitted successors and assigns) to any rights under the agreements.  The rights and obligations of the parties to the Investment Agreements and related agreements shall be as set forth in such agreements.

ARTICLE 2

PROVISIONS FOR PAYMENT OF
UNCLASSIFIED ADMINISTRATIVE EXPENSE CLAIMS,
PRIORITY TAX CLAIMS AND SECURED TAX CLAIMS

2.1           Administrative Expense Claims

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the Effective Date; provided, however, that, except as otherwise set forth herein, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Plan Debtors shall be paid in full and performed by the Plan Debtors, as the case may be, in the ordinary course of business, consistent with past practice, in accordance with the terms, and subject to the conditions of, any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2           Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the Plan Debtors’ election, (i) on the Effective Date, Cash in an amount equal to such Allowed Priority Tax Claim or (ii) on account of such Allowed Priority Tax Claim, regular installments of Cash, over a period of time ending no later than five (5) years after the Commencement Date, of a total value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

2.3           Secured Tax Claims

Except to the extent that a holder of an Allowed Secured Tax Claim and the applicable Plan Debtor agree to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the Plan Debtors’ election, (i) Cash on the Effective Date in an amount equal to such Allowed Secured Tax Claim including any amounts due pursuant to section 506(b) of the Bankruptcy Code at the rate provided by section 511 of the Bankruptcy Code or (ii) on account of such Allowed Secured Tax Claim regular installments of Cash, over a period of time ending no later than five (5) years after the Commencement Date, of a total value, as of the Effective Date, equal to the amount of such Allowed Secured Tax Claim.  All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.  Any Liens asserted by a holder of an Allowed Secured Tax Claim on property of a Plan Debtor on account of such Allowed Secured Tax Claim shall be discharged only upon the full payment of the Allowed Secured Tax Claim.

2.4           DIP Loan Claims

On the Effective Date, the DIP Loan Claims shall be Allowed in the amount of $400,000,000 in principal, plus accrued interest in the amount of $1,833,333.34 as of September 30, 2010, for a total as of September 30, 2010 of $401,833,000.  In addition, the holders of Allowed DIP Loan Claims shall receive interest in Cash on account of the outstanding principal amount of the DIP Loan Claims at a per diem rate of $61,111 calculated from September 30, 2010 until the date of payment.  Allowed DIP Loan Claims shall be paid in full, in Cash or the Plan Debtors may, at their option, satisfy all or a portion of the Allowed DIP Loan Claims through a conversion of the Allowed DIP Loan Claims to New GGP Common Stock, as and only to the extent provided in the Replacement DIP Credit Agreement or on such other terms as the Plan Debtors and the Replacement DIP Lenders may otherwise agree.  Upon payment and satisfaction in full of all Allowed DIP Loan Claims, all Liens and security interests granted to secure such obligations, whether in the Chapter 11 Cases or otherwise, shall be terminated and shall be of no further force or effect.

2.5           Professional Compensation and Reimbursement Claims

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order(s) relating to or allowing any such Administrative Expense Claim.  The Plan Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

2.6           Indenture Trustee Fee Claims

Notwithstanding any provision contained in this Plan to the contrary, unless otherwise agreed to by an Indenture Trustee and the Plan Debtors, all Indenture Trustee Fee Claims and fees for services related to distributions pursuant to the Plan incurred other than as Disbursing Agent shall be paid in Cash on the Effective Date by the Plan Debtors as provided in Article 4 without any further order of the Bankruptcy Court; provided however, any non-contractual Claim for reasonable compensation for services rendered by an indenture trustee in making a “substantial contribution” to the Chapter 11 Cases shall be subject to section 503(b)(5) of the Bankruptcy Code.  An Indenture Trustee’s Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fee Claims and fees incurred for services rendered as Disbursing Agent.  Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses not paid by the Plan Debtors.

2.7           GGP Administrative Expense Claim

The GGP Administrative Expense Claims shall be reinstated and shall be satisfied, settled, waived, or resolved by the Plan Debtors in the ordinary course of business, consistent with current practice.

ARTICLE 3

CLASSIFICATION OF CLAIMS AND

INTERESTS, IMPAIRMENT AND VOTING

3.1           Classification of Claims and Interests

The categories of Claims and Interests set forth below classify Claims and Interests for all purposes under the Plan, including for purposes of voting, confirmation and distribution pursuant to this Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in this Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled and withdrawn prior to the Effective Date.

The following table designates the Classes of Claims against, and Interests in, the Plan Debtors and specifies which of those Classes are impaired or unimpaired by the Plan and entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan.(1)  All of the possible Classes for the Plan Debtors are set forth below.  Certain Plan Debtors may not have Creditors in a particular Class or Classes.  To the extent it shall become necessary, each Secured Claim is placed in its own sub-subclass of Claims.

Class	Nature of Claims	Impairment	Entitled to Vote
4.1	Priority Non-Tax Claims	Unimpaired	No (Deemed to Accept)
4.2	Mechanics’ Lien Claims	Unimpaired	No (Deemed to Accept)
4.3	Other Secured Claims	Unimpaired	No (Deemed to Accept)
4.4	Rouse 8.00% Note Claims	Unimpaired	No (Deemed to Accept)
4.5	Rouse 3.625% Note Claims	Unimpaired	No (Deemed to Accept)
4.6	Rouse 5.375% Note Claims	Unimpaired	No (Deemed to Accept)
4.7	Rouse 6.75% Note Claims	Unimpaired	No (Deemed to Accept)
4.8	Rouse 7.20% Note Claims	Unimpaired	No (Deemed to Accept)
4.9	2006 Bank Loan Claims	Unimpaired	No (Deemed to Accept)
4.10	Exchangeable Notes Claims	Unimpaired	No (Deemed to Accept)
4.11	TRUPS Claims	Unimpaired	No (Deemed to Accept)
4.12	General Unsecured Claims	Unimpaired	No (Deemed to Accept)
4.13	GGP/Homart II, L.L.C. Partner Note Claims	Unimpaired	No (Deemed to Accept)
4.14	GGP/Ivanhoe, Inc. Affiliate Partner Note Claims	Unimpaired	No (Deemed to Accept)
4.15	GGP TRS Retained Debt Claims	Unimpaired	No (Deemed to Accept)
4.16	Project Level Debt Guaranty Claims	Impaired	No (Deemed to Accept under terms of Confirmed Plans)
4.17	Hughes Heirs Obligations	Impaired	Yes
4.18	Intercompany Obligations	Unimpaired	No (Deemed to Accept)
4.19	GGPLP LLC Preferred Equity Units	Unimpaired	No (Deemed to Accept)
4.20	GGP LP Preferred Equity Units	Unimpaired	No (Deemed to Accept)
4.21	REIT Preferred Stock Interests	Unimpaired	No (Deemed to Accept)
4.22	GGP LP Common Units	Unimpaired	No (Deemed to Accept)
4.23	GGP Common Stock	Impairment Status Undetermined	Yes (Holders in Class 4.23 will be solicited to vote. If Class 4.23 is determined to be unimpaired, votes will not be considered).

(1)  The holders of Claims against and Interests in the Plan Debtors are deemed classified in separate subclasses corresponding to the applicable Plan Debtor’s LID number.

3.2           Voting; Presumptions; and Solicitation

(a)           Acceptance by Impaired Classes.  Except with respect to Class 4.16, each impaired Class of Claims or Interests that will or may receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan.  An impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  An impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

(b)           Acceptance by Unimpaired Classes.  Claims and Interests in unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(c)           Solicitation.  Classes 4.1 through 4.15 and Classes 4.18 through 4.22 of the Plan are unimpaired.  As a result holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote.  Class 4.16, although impaired, is deemed to have consented to the plan in accordance with the provisions of the Modified Loan Documents executed in connection with the Confirmed Plans.  Class 4.17 is impaired and the holders of Interests in Class 4.17 will receive distributions under the Plan.  As a result, holders of Interests in Class 4.17, as of the Voting Record Date, are entitled to vote to accept or reject the Plan.  Holders of Interests in Class 4.23 may or may not be impaired under the Plan.  Nonetheless, holders of Interests in Class 4.23, as of the Voting Record Date, will receive a Ballot to vote to accept or reject the Plan.  Holders of Interests in Classes eligible to vote under the Plan will receive a Ballot containing detailed voting instructions.

(d)           Election Procedures.  Pursuant to the Plan, holders of Claims or Interests in certain Classes are entitled to elect between certain alternate treatments.  Specifically, holders of Claims or Interests in Classes 4.10 and 4.22 shall receive an Election Form containing detailed instructions with respect to making such elections.

3.3           Cramdown

If any Class of Interests entitled to vote on the Plan does not vote to accept the Plan, the Plan Debtors may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with Section 13.4 of the Plan.

3.4           No Waiver

Nothing contained in any Section of the Plan shall be construed to waive a Plan Debtor’s and any other Person’s right to object (if any), on any basis, to any Claim asserted against a Plan Debtor.

ARTICLE 4

PROVISIONS FOR TREATMENT OF

CLAIMS AND INTERESTS

4.1           Class 4.1— Priority Non-Tax Claims

(a)           Impairment and Voting.  Class 4.1 is unimpaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each holder of an Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as practicable.

4.2           Class 4.2 — Mechanics’ Lien Claims

(a)           Impairment and Voting. Class 4.2 is unimpaired by the Plan.  Each holder of an Allowed Mechanics’ Lien Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, each holder of an Allowed Mechanics’ Lien Claim (i) shall receive on account of such holder’s Allowed Mechanics’ Lien Claim, payment in full, in Cash, as well as any other amounts required to be paid under section 506(b) of the Bankruptcy Code, with postpetition interest calculated at the Federal Judgment Rate unless there is an applicable contractual rate or rate of interest under state law, in which case interest shall be paid at the applicable contractual rate or rate of interest under state law so long as (x) the applicable contractual rate or rate of interest under state law was set forth in a timely filed proof of claim or (y) the holder of such Claim provides written notice of such applicable contractual rate or rate of interest under state law to the parties identified in Section 13.15 of the Plan on or before the Applicable Rate Notice Deadline, subject to the Plan Debtor’s and any other Person’s right to verify or object to the existence of the asserted contractual rate or rate of interest under state law, and (ii) shall be discharged.  On the Effective Date, the applicable Mechanics’ Lien shall be deemed released, the property relating thereto shall be deemed free and clear of such Mechanics’ Lien, and legal rights of the holder of the Allowed Mechanics’ Lien Claim shall be left unimpaired under section 1124 of the Bankruptcy Code.

4.3           Class 4.3 — Other Secured Claims

(a)           Impairment and Voting. Class 4.3 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Plan Debtors, on the Effective Date, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.4           Class 4.4 — Rouse 8.00% Note Claims

(a)           Impairment and Voting.  Class 4.4 is unimpaired by the Plan.  Each holder of an Allowed Rouse 8.00% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, the Rouse 8.00% Note Claims shall be Allowed and paid in Cash in the amount of $200,000,000 in principal, plus accrued interest in the amount of $30,667,000, as of September 30, 2010, for a total, as of September 30, 2010, of $230,667,000.  In addition the holders of Allowed Rouse 8.00% Note Claims shall receive interest, in Cash, on account of the outstanding principal amount of Allowed Rouse 8.00% Note Claims at a per diem rate of $44,000 from September 30, 2010 until the date of payment on such Allowed Rouse 8.00% Note Claims.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.5           Class 4.5 — Rouse 3.625% Note Claims

(a)           Impairment and Voting.  Class 4.5 is unimpaired by the Plan.  Each holder of an Allowed Rouse 3.625% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, the Rouse 3.625% Note Claims shall be Allowed and paid in Cash in the amount of $395,000,000 in principal, plus accrued interest in the amount of $29,234,000, as of September 30, 2010, for a total, as of September 30, 2010, of $424,234,000.  In addition the holders of Allowed Rouse 3.625% Note Claims shall receive interest, in Cash, on account of the outstanding principal amount of Allowed Rouse 3.625% Note Claims at a per diem rate of $40,000 from September 30, 2010 until the date of payment on such Allowed Rouse 3.625% Note Claims.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.6           Class 4.6 — Rouse 5.375% Note Claims

(a)           Impairment and Voting.  Class 4.6 is unimpaired by the Plan.  Each holder of an Allowed Rouse 5.375% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, the Rouse 5.375% Note Claims shall (A) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment of the following accrued interest amounts: (i) the holders of Allowed Rouse 5.375% ($100 million) Note Claims shall receive in Cash accrued interest in the amount of $9,914,000 as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $15,000 and (ii) the holders of Allowed Rouse 5.375% ($350 million) Note Claims shall receive in Cash accrued interest in the amount of $34,699,000 as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $52,000 or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.7           Class 4.7 — Rouse 6.75% Note Claims

(a)           Impairment and Voting.  Class 4.7 is unimpaired by the Plan.  Each holder of an Allowed Rouse 6.75% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, the Rouse 6.75% Notes shall (A) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $103,500,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $150,000 or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.8           Class 4.8 — Rouse 7.20% Note Claims

(a)           Impairment and Voting.  Class 4.8 is unimpaired by the Plan.  Each holder of an Allowed Rouse 7.20% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, the Rouse 7.20% Notes shall (A) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $58,800,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $80,000 or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.9           Class 4.9 — 2006 Bank Loan Claims

(a)           Impairment and Voting.  Class 4.9 is unimpaired by the Plan.  Each holder of an Allowed 2006 Bank Loan Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, the 2006 Bank Loan Claims shall be Allowed and satisfied in full, in Cash as follows: (I) the 2006 Bank Loan Revolver Claims shall be Allowed and satisfied in full in Cash in the aggregate principal amount of $590,000,000 plus accrued interest in the amount of $15,178,000 as of September 30, 2010 for a total, as of September 30, 2010, of $605,178,000.  In addition, the holders of Allowed 2006 Bank Loan Revolver Claims shall receive interest, in Cash, on account of the outstanding principal amount of the Allowed 2006 Bank Loan Revolver Claims at a per diem rate of $28,000 from and after September 30, 2010 until the date of payment and (II) the 2006 Bank Loan Term Claims shall be Allowed and satisfied in full in Cash in the aggregate principal amount of $1,987,500,000 plus accrued interest in the amount of $52,214,000 as of September 30, 2010 for a total, as of September 30, 2010, of $2,039,714,000.  In addition, the holders of Allowed 2006 Bank Loan Term Claims shall receive interest, in Cash, on account of the outstanding principal amount of the Allowed 2006 Bank Loan Term Claims at a per diem rate of $95,000 from and after September 30, 2010 until the date of payment.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable agent and lender fees and expenses provided for under the 2006 Bank Loan Credit Agreement.  Letters of credit issued under the 2006 Bank Loan shall be (i) backstopped through the posting by the applicable Plan Debtor of a supporting letter of credit or letters of credit in the face amount equal to 105% of the sum of all outstanding letter of credit obligations, (ii) cash collateralized in the amount of 105% of the face amount of the letter of credit or letters of credit or (iii) to the extent applicable, replaced with a letter of credit or letters of credit issued pursuant to the Exit Financing Agreement.  In addition any guaranties or pledges issued pursuant to any 2006 Bank Loan Documents shall be deemed satisfied, cancelled and extinguished without any further action from any party or any other approval from the Bankruptcy Court.

4.10         Class 4.10 — Exchangeable Notes Claims

(a)           Impairment and Voting.  Class 4.10 is unimpaired by the Plan.  Each holder of an Allowed Exchangeable Notes Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, the Allowed Exchangeable Note Claims shall (A) (i) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $120,810,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $171,000 or (ii) at the option of each such holder of Exchangeable Notes, be satisfied in Cash for the principal amount plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other Claims, or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In the event no election is made by a holder, such holder will receive the treatment noted in subsection (A)(i) or (B) hereof, at the Plan Debtors’ option.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.  For the avoidance of doubt, in the event the Plan Debtors determine to provide the treatment option pursuant to subsection (B) above subsequent to a holder of an Allowed Exchangeable Notes Claim making the election under subsection (A)(ii) above, such election under subsection (A)(ii) shall not be binding on such holder.

4.11         Class 4.11 — TRUPS Claims

(a)           Impairment and Voting.  Class 4.11 is unimpaired by the Plan.  Each holder of an Allowed TRUPS Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, at the election of the Plan Debtors (i) the TRUPS Claims shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $6,630,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $11,000 or (ii) the holders of Allowed TRUPS Claims shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.  In addition, the Plan Debtors shall pay in Cash any related outstanding reasonable Indenture Trustee Fee Claim.

4.12         Class 4.12 — General Unsecured Claims

(a)           Impairment and Voting.  Class 4.12 is unimpaired by the Plan.  Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive on account of such holder’s Allowed General Unsecured Claim, payment in full, in Cash, with postpetition interest calculated at the Federal Judgment Rate unless there is an applicable contractual interest rate, in which case interest shall be paid at the contractual interest rate so long as (i) a contractual interest rate was set forth in a timely filed proof of claim or (ii) the holder of such Claim provides written notice of such contractual interest rate to the parties identified in Section 13.16 of the Plan on or before the Applicable Rate Notice Deadline, subject to the Plan Debtor’s and any other Person’s right to verify or object to the existence of the asserted contractual rate of interest.

4.13         Class 4.13 — GGP/Homart II, L.L.C. Partner Note Claims

(a)           Impairment and Voting.  Class 4.13 is unimpaired.  Each holder of an Allowed GGP/Homart II, L.L.C. Partner Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, at the election of the Plan Debtors, the Allowed GGP/Homart II L.L.C. Partner Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $23,700,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $41,000 or (ii) shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.

4.14         Class 4.14 — GGP/Ivanhoe, Inc. Affiliate Partner Note Claims

(a)           Impairment and Voting.  Class 4.14 is unimpaired.  Each holder of an Allowed GGP/Ivanhoe, Inc. Affiliate Partner Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, at the election of the Plan Debtors, the Allowed GGP/Ivanhoe, Inc. Affiliate Partner Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code by payment in Cash of $8,274,000 in accrued interest as of September 30, 2010 and, from and after September 30, 2010 until the date of payment, interest at a per diem rate of $15,000, and the guaranty currently securing the obligations under the GGP/Ivanhoe, Inc. Affiliate Partner Note shall be affirmed and (ii) shall continue post emergence or shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.

4.15         Class 4.15 — GGP TRS Retained Debt Claims

(a)           Impairment and Voting.  Class 4.15 is unimpaired.  Each holder of an Allowed GGP TRS Retained Debt Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, at the election of the Plan Debtors, (i) the GGP TRS Joint Venture Agreement shall be assumed, and the Plan Debtors shall make any cure payments required thereunder or (ii) the holders of Allowed GGP TRS Retained Debt Claims shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.

4.16         Class 4.16 — Project Level Debt Guaranty Claims

(a)           Impairment and Voting. Class 4.16 is impaired.  Each holder of an Allowed Project Level Debt Guaranty Claim is conclusively deemed to have accepted the Plan pursuant to the terms of the Modified Loan Documents executed by the holders of the Project Level Debt Guaranty Claims in connection with the Confirmed Plans.

(b)           Distributions. On the Effective Date, at the election of the Plan Debtors, the holders of Allowed Project Level Debt Guaranty Claims shall receive a replacement guaranty or such other treatment under the Plan as contemplated by the Confirmed Plans.

4.17         Class 4.17 — Hughes Heirs Obligations

(a)           Impairment and Voting.  Class 4.17 is impaired and is entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, each holder of Allowed Hughes Heirs Obligations shall receive (A) (1) its pro rata share of the value of the Hughes

Heirs Obligations, as determined by the Bankruptcy Court, paid at the Plan Debtors’ option in (a) the Hughes Heirs Note, (b) New GGP Common Stock and/or Spinco Common Stock, and/or (c) Cash; or (2) such other property as may be agreed by the Plan Debtors and such holders or (B) such other treatment as to be unimpaired under section 1124 of the Bankruptcy Code.

4.18         Class 4.18 — Intercompany Obligations

(a)           Impairment and Voting.  Class 4.18 is unimpaired.  Each holder of an Allowed Intercompany Obligation is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. Notwithstanding anything to the contrary contained herein, Intercompany Claims will be adjusted, continued, settled, discharged, or eliminated to the extent determined appropriate by the Plan Debtors, in their sole discretion.  Any such transaction may be effected prior to, on, or subsequent to the Effective Date.  Prior to, or in connection with, the transfer of the Spinco Assets from the Plan Debtors to Spinco, the Intercompany Obligations associated with the Spinco Assets shall be settled, discharged or eliminated in ordinary course and shall not be transferred with the Spinco Assets.

4.19         Class 4.19 — GGPLP LLC Preferred Equity Units

(a)           Impairment and Voting.  Class 4.19 is unimpaired.  Each holder of an Allowed GGPLP LLC Preferred Equity Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions. On the Effective Date, the holder of GGPLP LLC Preferred Equity Units will receive (i) (a) a distribution of Cash based on its share of dividends accrued and unpaid prior to the Effective Date and (b) reinstatement of its preferred units in Reorganized GGPLP LLC, which shall be in the same number of preferred units in Reorganized GGPLP LLC as it held as of the Distribution Record Date in GGPLP LLC or (ii) if the Bankruptcy Court determines that holders of such interests are impaired, such other treatment as is required under section 1129(b) of the Bankruptcy Code, in each case less any applicable tax withholding as required by the applicable agreements.

4.20         Class 4.20 — GGP LP Preferred Equity Units

(a)           Impairment and Voting.  Class 4.20 is unimpaired.  Each holder of an Allowed GGP LP Preferred Equity Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, holders of GGP LP Preferred Equity Units will receive (i) (a) a distribution of Cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date, (b) reinstatement of their preferred units in Reorganized GGP LP, which shall be in the same number of preferred units in Reorganized GGP LP as they held as of the Distribution Record Date in GGP LP; provided, however, that any prepetition direct or indirect redemption rights which may have, at GGP’s option, been satisfied in shares of GGP Common Stock or 8.5% Cumulative Convertible Preferred Stock, Series C, as applicable, shall, in accordance with the applicable provisions of their prepetition agreements, subsequently be satisfied, at New GGP’s option, in shares of New GGP Common Stock or New GGP Series C Preferred Stock, as applicable, on terms consistent with such prepetition agreements and (c) a pro rata amount of Spinco Common Stock as if such holder of GGP LP Preferred Equity Units had converted to GGP LP Common Units immediately prior to the Distribution Record Date or (ii) if the Bankruptcy Court determines that holders of such interests are impaired, such other treatment as is required under section 1129(b) of the Bankruptcy Code, in each case less any applicable tax withholding as required by the applicable agreements.

4.21         Class 4.21 — REIT Preferred Stock Interests

(a)           Impairment and Voting.  Class 4.21 is unimpaired.  Each holder of an Allowed REIT Preferred Stock Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, holders of Allowed REIT Preferred Stock Interests will receive (1) a distribution of Cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date (if any) and (2) reinstatement of their REIT Preferred Stock Interests in the same number as they held as of the Distribution Record Date.

4.22         Class 4.22 — GGP LP Common Units

(a)           Impairment and Voting.  Class 4.22 is unimpaired. Each holder of an Allowed GGP LP Common Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, holders of GGP LP Common Units will receive (i) a distribution of Cash equal to $.019 per unit and may elect between (1) (a) reinstatement of their common units in GGP LP, which shall be the same number of common units in Reorganized GGP LP as they held in GGP LP as of the Distribution Record Date, provided, however, that any prepetition redemption or conversion rights, as applicable, held by such GGP LP Common Unit holders which GGP had the obligation or option, as applicable, to satisfy in shares of GGP Common Stock, shall, in accordance with the applicable provisions of their prepetition agreement, subsequently be satisfied, at New GGP’s option or obligation, in shares of New GGP Common Stock on conversion or redemption terms consistent with such prepetition agreements, plus (b) a pro rata amount of Spinco Common Stock on account of such holder’s GGP LP Common Units or (2) being deemed to have converted or redeemed, as applicable, their GGP LP Common Units effective the day prior to the Distribution Record Date in exchange for GGP Common Stock on terms consistent with such holder’s prepetition agreements, thereby receiving such treatment as if such holder owned GGP Common Stock on the Distribution Record Date or (ii) if the Bankruptcy Court determines that holders of such interests are impaired, such other treatment as is required under section 1129(b) of the Bankruptcy Code, in each case less any applicable tax withholding as required by the applicable agreements.  Any holder of a GGP LP Common Unit that fails to elect treatment shall receive the treatment noted in Section 4.22(b)(i)(1) above; provided, however, GGP LP Common Units held by GGP will receive the treatment noted in Section 4.22(b)(i)(1) above but will not receive a Cash distribution.

4.23         Class 4.23 — GGP Common Stock

(a)           Impairment and Voting.  The impairment status of Class 4.23 is undetermined.  Nonetheless, the votes of holders of GGP Common Stock shall be solicited.

(b)           Distribution.  On the Effective Date, each holder of a share of GGP Common Stock shall receive, on account of such share, one share of New GGP Common Stock and .0983 shares of Spinco Common Stock.  For the avoidance of doubt, and pursuant to Section 7.13, no fractional shares of New GGP Common Stock or Spinco Common Stock will be issued to holders of GGP Common Stock, and holders of fewer than ten (10) shares of GGP Common Stock will not receive any shares of Spinco Common Stock.

ARTICLE 5

MEANS OF IMPLEMENTATION
AND ADDITIONAL FINANCING ACTIVITIES

5.1           Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Plan Debtors shall continue to operate their businesses as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

5.2           Corporate Action/Merger/Dissolution/Consolidation

(a)           The entry of the Confirmation Order shall constitute the approval of each of the Investment Agreements and the Texas Teachers Stock Purchase Agreement, and the authorization for the Plan Debtors to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Investment Agreements, the Texas Teachers Stock Purchase Agreement, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation, including, without limitation, any action required by the stockholders or directors of the Plan Debtors, including among other things, (i) the adoption of the Plan Debtor Constituent Documents, (ii) subject to Section 5.3 of the Plan, the termination and cancellation of any outstanding instrument, document or agreement evidencing any debt Claim against, or Interest in, the Plan Debtors that is cancelled (iii) issuance of any New GGP Common Stock or any Spinco Common Stock, (iv) the transfer of any asset that is to occur pursuant to the Plan, (v) the incurrence of all obligations contemplated by the Plan and the making of the distributions under the Plan, (vi) the implementation of all settlements and compromises set forth or contemplated by the Plan, if any, (vii) entering into any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation and (viii) the execution and delivery of all documents arising in connection with the Spinco spinoff transactions, the Investor Stock

Purchase Commitment, the Texas Teachers Stock Purchase Agreement, and any Additional Financing Activity and the performance of the Plan Debtors’ obligations thereunder.  The officers of the Plan Debtors are authorized and directed to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Documents and to take all necessary actions required in connection therewith, in the name of and on behalf of, the Plan Debtors.

(b)           On or after the Effective Date, the Plan Debtors may, in their sole discretion and without the need for any further Bankruptcy Court approval, take such action as permitted by applicable law, and/or their respective Plan Debtor Constituent Documents, as they determine is reasonable and appropriate including (i) causing any or all of the Plan Debtors to be merged into or contributed to one or more of the Plan Debtors or non-Debtor Affiliates, dissolved or otherwise consolidated or converted, (ii) causing the transfer of assets between or among the Plan Debtors and/or non-Debtor Affiliates, (iii) changing the legal name of any one or more Plan Debtors, and/or (iv) engaging in any other transaction in furtherance of the Plan, as described in further detail in the Disclosure Statement, or take any other and further action in furtherance of the Plan.

5.3           Cancellation of Existing Securities and Agreements

Except (i) as otherwise expressly provided in the Plan, (ii) with respect to executory contracts and Property Documents that have been assumed by the Plan Debtors, (iii) for purposes of evidencing a right to distributions under the Plan and the performance of necessary administrative functions with respect to such distributions, or (iv) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, (A) on the Effective Date, any document, agreement, or debt instrument evidencing any satisfied Claim or cancelled Interest, including, without limitation, as applicable, the Replacement DIP Credit Agreement, the Rouse 8.00% Notes, the Rouse 3.625% Notes, the 2006 Bank Loan Documents, the Exchangeable Notes, the Replaced Project Level Debt Guaranties, the GGP Common Stock, and the Investor Warrants shall be deemed automatically cancelled as permitted under applicable law, without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged.  Notwithstanding the foregoing, the applicable Indenture and/or 2006 Bank Loan Agreement shall remain in full force and effect only as necessary to enable the applicable Indenture Trustee or 2006 Bank Loan Agent, as applicable, as disbursement agents pursuant to Section 7.3 of the Plan to make distributions to holders of Note Claims or 2006 Bank Loan Claims, respectively.

5.4           Surrender of Existing Securities

Unless waived by the Plan Debtors, and except for the Reinstated Notes, each holder of a Satisfied Note or Satisfied Notes shall surrender such Satisfied Note(s) to the applicable Indenture Trustees, or in the event such Satisfied Note(s) are held in the name or, or by a nominee of, The Depository Trust Company, the Plan Debtors shall follow the applicable procedures of The Depository Trust Company for book-entry transfer of the Satisfied Notes to the applicable Indenture Trustees.  Except in the event of a Note Reinstatement, no distributions hereunder shall be made for, or on behalf of, any such holder with respect to any Satisfied Note unless and until such Satisfied Note is received by the applicable Indenture Trustee or appropriate instructions from The Depository Trust Company shall be received by the applicable Indenture Trustee, or the loss, theft or destruction of such Satisfied Note is established to the reasonable satisfaction of the applicable Indenture Trustee, which satisfaction may require such holder (i) to submit a lost instrument affidavit and an indemnity bond and (ii) hold the Plan Debtors and the applicable Indenture Trustee harmless in respect of such Satisfied Note and any distributions made in respect thereof.  Upon compliance with this section by a holder of any Satisfied Note, such holder shall, for all purposes under this Plan, be deemed to have surrendered such Satisfied Note.  Except in the event of a Note Reinstatement, any holder of a Satisfied Note that fails to surrender such Satisfied Note or satisfactorily explain its non-availability to the applicable Indenture Trustee within one (1) year after the Effective Date shall be deemed to have no further Claim against the Plan Debtors or shall not participate in any distribution under this Plan, and the distribution that would have otherwise been made to such holder shall be returned to the Plan Debtors by the applicable Indenture Trustee.

5.5           Formation of Spinco

(a)           Formation.  On or prior to the Effective Date, the Spinco Certificate of Incorporation shall be amended to authorize a sufficient number of shares of Spinco Common Stock necessary to satisfy the transactions contemplated by this Plan.  The distribution by GGP LP and GGP of Spinco Common Stock pursuant to the Spinco Share Distribution on the Effective Date is hereby authorized without the need for any further corporate action, without any further action by holders of Claims or Interests, and without the need of the Plan Debtors or their subsidiaries to pay or cause payment of any fees or make any financial accommodations to obtain third party consent, approval or other permission for the distribution of the Spinco Common Stock, and without the need of any consent, approval, waiver or other permission that is inapplicable to GGP or the other Plan Debtors pursuant to the Bankruptcy Code.

(b)           Capitalization.  Prior to the Effective Date, the Spinco Certificate of Incorporation will authorize Spinco to issue a sufficient number of shares to effectuate the transactions contemplated by the Plan.  In connection with the Plan, approximately 32,500,000 shares of Spinco Common Stock will be issued to GGP LP to effect the Spinco Share Distribution and, after the consummation of the Spinco Share Distribution, 5,250,000 shares will be issued to the Investors in connection with the Spinco Share Purchase.  Except for Spinco’s indirect interests in joint ventures with third-party partners and a de minimis amount of preferred stock to be held by third parties for purpose of a Spinco subsidiary’s REIT status, all equity interests in Spinco’s subsidiaries will be owned by Spinco.  The Plan Debtors shall use their reasonable best efforts to cause Spinco to use its reasonable best efforts to cause the Spinco Common Stock and the Spinco Warrants to be listed on a United States national securities exchange.

(c)           Contribution of Spinco Identified Assets.  On or prior to the Effective Date, the Spinco Identified Assets shall be contributed to Spinco.  The office and mall assets that, as of the Effective Date, produce any material amount of income at the CMPC (including any associated right of access to parking spaces) will be retained by GGP and the remaining non-income producing assets at the CMPC will be transferred to Spinco (including rights to develop and/or redevelop (as appropriate) the remainder of CMPC).

(d)           Spinco Key Agreements.  On or prior to the Effective Date, the Spinco Key Agreements will be executed.  Such agreements will provide for, among other things, the principal corporate transactions required to effect the Spinco Share Distribution, the allocation of certain assets and liabilities between GGP and Spinco, the mechanics to facilitate the transition of Spinco as an independent company, the compensation and employee benefit obligations in respect of the employees whose employment is transitioned to Spinco, the rights of the parties with respect to tax matters, and indemnification obligations with respect to matters occurring prior to and after the Effective Date.

(e)           Spinco Stock Issuance Agreement. On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into agreements with the Investors with substantially similar terms to those set forth in Section 5.9(a) of the Investment Agreements with respect to any issuance of Spinco Common Stock (or securities that are convertible into or exchangeable or exercisable for, or otherwise linked to, Spinco Common Stock) after the Effective Date.

(f)            Spinco Representative.  An employee of the Plan Debtors familiar with the Spinco Identified Assets and reasonably acceptable to the Investors shall be appointed to serve as a representative of Spinco.

(g)           Spinco Registration Listing.  The Plan Debtors shall use their reasonable best efforts to cause Spinco to use its reasonable best efforts to cause the Spinco Common Stock and the Spinco Warrants to be listed on a United States national securities exchange.

(h)           Spinco Resale Registration Statement.  Spinco shall, prior to or promptly following the Effective Date, file with the SEC a shelf registration statement on Form S-1 covering the resale by the Brookfield Investor and its permitted assigns of the Spinco Shares and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants, containing a plan of distribution reasonably satisfactory to the Brookfield Investor and its permitted assigns, and Spinco shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC no later than 180 days after the Effective Date. Notwithstanding the foregoing, in the event that Spinco files a registration statement covering the resale of shares of Spinco Common Stock for any Other Sponsor prior to such date, Spinco shall include the Spinco Shares and shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants for resale by the Brookfield Investor and its permitted assigns in such registration statement.  In addition, prior to the Effective Date, Spinco will enter into agreements with the Brookfield Investor, Pershing Square and Fairholme to provide customary registration rights with respect to the Spinco Shares and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants.

(i)            Spinco Transfer Agreements.  On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into an agreement with the Investors with respect to Spinco Shares and Spinco Warrants containing the same terms as provided in Section 6.4 of the Cornerstone Investment Agreement but replacing references to (A) “the Company” with Spinco, (B) “New GGP Common Stock” with Spinco Common Stock, (C) “Shares” with Spinco Shares and (D) “Warrants” or “New Warrants” with Spinco Warrants.

5.6           Cancellation of Investor Warrants and Issuance of New GGP Warrants and Spinco Warrants

On the Effective Date, the Investor Warrants will be cancelled and shall terminate without the need for further corporate action and without any further action by the Plan Debtors, the Investors or holders of Claims or Interests for no consideration.  Following such cancellation, on the Effective Date, pursuant to the Investment Agreements, the Investors shall receive the Spinco Warrants and the New GGP Warrants in the amounts and at the initial exercise prices summarized in the table below.

	Brookfield Investor	Fairholme	Pershing Square

New GGP Warrants	Warrants to purchase 60,000,000 shares of New GGP Common Stock with an initial exercise price of $10.75 per share	Warrants to purchase 42,587,143 shares of New GGP Common Stock with an initial exercise price of $10.50 per share	Warrants to purchase 17,142,857 shares of New GGP Common Stock with an initial exercise price of $10.50 per share

Spinco Warrants	Warrants to purchase 4,000,000 shares of Spinco Common Stock with an initial exercise price of $50.00 per share	Warrants to purchase 2,000,000 shares of Spinco Common Stock with an initial exercise price of $50.00 per share	Warrants to purchase 2,000,000 shares of Spinco Common Stock with an initial exercise price of $50.00 per share

The exercise prices and number of shares of Spinco Common Stock and New GGP Common Stock noted above shall be subject to adjustment as provided in the applicable warrant and registration rights agreements.  New GGP shall reserve for issuance the number of shares of New GGP Common Stock sufficient for issuance upon exercise of the New GGP Warrants.  Spinco shall reserve for issuance that number of shares of Spinco Common Stock sufficient for issuance upon exercise of the Spinco Warrants.

5.7           Funding of the Plan and Working Capital Needs

The Plan Debtors shall fund, among other things, the costs associated with emergence from chapter 11 protection, including the payment of the Allowed Claims and Allowed Administrative Expenses described in the Plan and the working capital needs of the Plan Debtors, New GGP, and Spinco from cash on hand and the proceeds obtained by the Plan Debtors as a result of any of the following: (a) the Investor Stock Purchase Commitment, (b) the Texas Teachers Transaction, (c) the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering, (d) the Spinco Share Purchase, and/or (e) the Exit Financing, each as described in Sections 5.8 through 5.12 of the Plan.

5.8                                 Investor Stock Purchase Commitment

(a)                                  Sale of New GGP Common Stock to Investors.  Pursuant to and subject to the terms and conditions of the Investment Agreements and subject to the Additional Financing Activities, on the Effective Date, the Investors have committed to purchase, and will purchase, 630 million shares, in the aggregate, of New GGP Common Stock (subject to GGP’s right to reduce the commitments by Fairholme and Pershing by up to 190 million shares, in the aggregate), priced at $10.00 per share, in exchange for a total investment by the Investors of $6.3 billion, in accordance with the terms of the Investment Agreements.  In the event that Claims of the Investors are to be satisfied with New GGP Common Stock, New GGP shall, directly or indirectly, contribute such New GGP Common Stock to the each Plan Debtor who is an obligor with respect to such Claims and each Plan Debtor will use such New GGP Common Stock to directly satisfy the applicable Claim.

(b)                                 Approval of Entry Into Investment Agreements.  The Plan Debtors’ entry into the Investment Agreements, and the terms thereof (to the extent not already approved by the Bankruptcy Court), are hereby authorized and approved without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims and Interests.

5.9                                 Spinco Share Purchase

(a)                                  Generally.  On the Effective Date and after the Spinco Share Distribution, Spinco shall sell to the Investors an aggregate of 5,250,000 shares of Spinco Common Stock at a purchase price of $47.619048 per share pursuant to the Spinco Share Purchase, which Spinco Common Stock shall be issued upon receipt of payment.

5.10                           Texas Teachers Transaction

(a)                                  Sale of New GGP Common Stock to Texas Teachers.  Pursuant to and subject to the terms and conditions of the Texas Teachers Stock Purchase Agreement, Texas Teachers has committed to purchase, and will purchase, up to 48,780,488 shares in the aggregate of the New GGP Common Stock, priced at $10.25 per share, in exchange for a total Cash contribution by Texas Teachers of $500 million.

(b)                                 Approval of Entry Into Texas Teachers Stock Purchase Agreement.  The Plan Debtors’ entry into the Texas Teachers Stock Purchase Agreement, and the terms thereof, are hereby authorized and approved without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims and Interests.

(c)                                  Replacement of Commitments.  GGP has rights similar to those described in Section 5.11(c) of the Plan to replace a portion of the Texas Teachers Stock Purchase Commitment for 45 days after the Effective Date; however, there is no fee payable in connection with such repurchase.

5.11                           New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering and New GGP Post-Emergence Public Offering

(a)                                  Generally.  Prior to the Effective Date, New GGP will file one or more registration statements on Form S-11 (or other appropriate form) with the SEC in connection with the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering and/or the New GGP Post-Emergence Public Offering (which New GGP would commence within 45 days after the Effective Date in the event New GGP proceeds with such offering).  The proceeds from the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering and the New GGP Post-Emergence Public Offering are intended to replace a portion of the financing commitments for New GGP in this Article 5 of the Plan in accordance with the terms of the Fairholme Stock Purchase Agreement and Pershing Square Stock Purchase Agreement, as described below.

(b)                                 Pre-Emergence Reduction of Fairholme and Pershing Stock Purchase Commitment with the Proceeds of the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering.  The Fairholme Stock Purchase Agreement and the Pershing Square Stock Purchase Agreement permit GGP to use the proceeds of a sale or binding commitments to sell New GGP Common Stock, including the New GGP Common Stock underlying the New GGP Mandatorily Exchangeable Pre-Emergence Notes, for not less than $10.50 per share (net of all underwriting and other discounts, fees and related consideration), to reduce the amount of New GGP Common Stock to be sold to Fairholme and Pershing Square, pro rata, by up to 50% prior to the Effective Date.  In addition, GGP has the right to terminate the Fairholme Stock Purchase Agreement and/or the Pershing Square Stock Purchase Agreement upon notice for any reason or no reason, including to replace the investments contemplated under these agreements with other capital, such as with the net proceeds of the New GGP Mandatorily Exchangeable Pre-Emergence Notes, however the remaining Investors, including the Brookfield Investor, would have the right to terminate their commitments if the replacement common stock (or securities convertible into New GGP Common Stock) is issued at less than $10 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses).

(c)                                  New GGP Post-Emergence Public Offering Clawback Election and New GGP Post-Emergence Public Offering Put Election.  At least 15 days before the Confirmation Hearing, New GGP may make the New GGP Post-Emergence Public Offering Clawback Election and/or the New GGP Post-Emergence Public Offering Put Election.  If New GGP makes the New GGP Post-Emergence Public Offering Clawback Election, New GGP shall pay to Fairholme and Pershing Square on the Effective Date an amount equal to $.25 per Reserved Share and, upon payment of such amount, New GGP shall have the right to repurchase, no later than the 45th day after the Effective Date, from Fairholme and Pershing Square, on a pro rata basis at a price of $10.00 per share, a number of shares equal to the lesser of (i) the aggregate amount of shares of New GGP Common Stock sold at a net price of at least $10.50 per share in the New GGP Post-Emergence Public Offering prior to the 45th day after the Effective Date and (ii) the Reserved Shares.  If New GGP makes the New GGP Post-Emergence Public Offering Put Election, New GGP will not sell the Put Shares to Pershing Square on the Effective Date and instead New GGP will have the option to sell to Pershing Square, on the Settlement Date, at a price of $10.00 per share, a number of shares of New GGP Common Stock up to the Deficiency Amount.  Additionally, if New GGP makes the New GGP Post-Emergence Public

Offering Put Election, on the Effective Date New GGP shall issue the Bridge Notes to Pershing Square and Pershing Square shall deliver cash proceeds equal to the amount of the Bridge Notes to New GGP.

5.12                           Exit Financing

On or before the Effective Date, the Plan Debtors may enter into one or more Exit Financing Agreements evidencing any financing arrangements with outside financing sources, which agreement or agreements may include term and/or revolving credit facilities and/or to the extent necessary, implementation of backstop commitments from the Investors for a total of up to $2.0 billion of additional financing pursuant to the Investment Agreements.

5.13                           Use of Cash Proceeds of Capital Raise.

Cash proceeds from the Investors’ participation in the Plan and/or the Additional Financing Activities will be utilized by the Plan Debtors to, inter alia, make Cash distributions to the holders of Allowed Claims against the Plan Debtors’ estates and to satisfy the general working capital requirements of the Plan Debtors on and after the Effective Date; provided, however, the Cash proceeds of the Investors’ participation in the Plan shall not be utilized by the Plan Debtors to satisfy any Claims or Administrative Expense Claims of the professionals or other advisors to the Equity Committee.

5.14                           Issuance of New GGP Common Stock to Holders of Allowed Interests

The issuance by New GGP of New GGP Common Stock on or as soon as reasonably practicable following the Effective Date for distribution to holders of Allowed Interests under the Plan is hereby authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.  Newly issued shares of New GGP Common Stock will be contributed by New GGP to a subsidiary of New GGP and will, among other things, be distributed in the Merger by such subsidiary to holders of certain Allowed Interests in exchange for their GGP Common Stock in accordance with, and solely to the extent provided by, Article 4 of the Plan.

5.15                           Issuance of New GGP Common Stock to Investors

The issuance by New GGP of New GGP Common Stock on or as soon as reasonably practicable following the Effective Date in accordance with the purchase thereof by the Investors pursuant to the Investment Agreements is hereby authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

5.16                           Issuance of Spinco Common Stock

The issuance by Spinco of Spinco Common Stock to GGP LP and the distribution of Spinco Common Stock to GGP and certain other holders of Interests followed by the distribution of Spinco Common Stock by GGP to holders of GGP Common Stock on or about the Effective Date is hereby authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or

Interests.  Newly issued shares of Spinco Common Stock will be distributed to holders of Allowed Interests in accordance with, and solely to the extent provided by, Article 4 of the Plan and may be purchased by the Investors pursuant to the terms of the Investment Agreements.

5.17                           Spinco Note

On or about the Effective Date, to the extent required pursuant to the Investment Agreements, the Spinco Note will be issued.  Whether a Spinco Note will be issued and, if issued, the amount of such note, shall be determined pursuant to a formula set forth in the Investment Agreements.  If a Spinco Note is required to be issued at the closing of the Investment Agreements and there is a Reserve Surplus Amount as of the end of any fiscal quarter prior to the maturity of the Spinco Note, then the principal amount of the Spinco Note shall be reduced, but not below zero, by (i) if and to the extent that such Reserve Surplus Amount as of such date is less than or equal to the Net Debt Surplus Amount, 80% of the Reserve Surplus Amount, and otherwise (ii) 100% of an amount equal to the Reserve Surplus Amount; provided, however, that because this calculation may be undertaken on a periodic basis, for purposes of clauses (i) and (ii), no portion of the Reserve Surplus Amount shall be utilized to reduce the amount of the Spinco Note if it has been previously utilized for such purpose.  In the event that any party to the Investment Agreements requests an equitable adjustment to this formula, the other parties shall consider the request in good faith.  If there is an Offering Premium, the principal amount of the Spinco Note shall be reduced (but not below zero) by 80% of the aggregate Offering Premium on the 30th day following the Effective Date and from time to time thereafter upon receipt of Offering Premium until the last to occur of (x) 45 days after the Effective Date, (y) the Settlement Date, if applicable, and (z) the maturity date of the Bridge Notes, if applicable.

5.18                           Spinco Indemnity

From and after the Effective Date, New GGP shall indemnify Spinco and its Subsidiaries (as defined in the Investment Agreements) from and against 93.75% of any and all losses, claims damages, liabilities and reasonable expenses to which Spinco and its Subsidiaries (as defined in the Investment Agreements) may become subject, in each case solely to the extent directly attributable to MPC Taxes actually paid at or after the Effective Date; provided that in no event shall New GGP be required to make any indemnification payment hereunder to the extent such payment would result in aggregate payments under Section 5.17(f) of the Cornerstone Investment Agreement and Section 5.16(f) of the Fairholme Stock Purchase Agreement and the Pershing Square Stock Purchase Agreement, respectively, that would exceed the Indemnity Cap.  If Spinco or its Affiliates (as defined in the Investment Agreements) receives any refund or realizes any reduction of its tax liability in respect of the MPC Assets for which it has received a payment or realized a benefit pursuant to the Investment Agreements, Spinco shall pay an amount equal to such refund or reduction in tax liability (less any costs or taxes incurred with respect to the receipt thereof) to New GGP within ten (10) Business Days of the receipt or realization thereof.  If Spinco is obligated to pay MPC Taxes with respect to the tax year 2010 and New GGP is not then obligated to indemnify Spinco as a consequence of the Indemnity Cap, then solely with respect to such payments, New GGP shall pay such amount of MPC Taxes and the principal amount of the Spinco Note shall be increased by the amount of such payment and if at such time no Spinco Note is outstanding, on the date of any such payment,

Spinco shall issue in favor of New GGP a promissory note in the aggregate principal amount of such payment on the same terms as the Spinco Note.

5.19                           Exemption from Securities Laws

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offer and sale under the Plan of New GGP Common Stock and Spinco Common Stock or other securities will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and under applicable state securities laws.  The receipt of New GGP Common Stock and Spinco Common Stock shall be exempt from the requirements of section 16(b) of the Exchange Act (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisitions of such securities or pecuniary interests therein by an officer or director of New GGP as of the Effective Date.

5.20                           Hart-Scott-Rodino Compliance

Any shares of New GGP Common Stock or Spinco Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

5.21                           Authorization of Plan-Related Documentation

All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, and any other agreement or document related to or entered into in connection with the same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

5.22                           Due Authorization and Valid Issuance

Upon the Effective Date, all shares of New GGP Common Stock and Spinco Common Stock, together with all New Warrants and Spinco Warrants, and the shares of New GGP Common Stock issuable upon exercise of the New Warrants and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants, when issued and delivered against payment therefor, will be, or will be deemed to be, duly authorized and validly issued and be, or deemed to be, fully paid and non assessable, and issued in compliance with all applicable federal and state securities laws and any preemptive rights or rights of first refusal of any Person (other than the Investors).

5.23                           Subscription Rights

Pursuant to the Investment Agreements and subject to the terms and conditions contained therein, if New GGP or any subsidiary of New GGP at any time or from time to time following the Effective Date makes any public or non-public offering of any shares of New GGP Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, New GGP Common Stock), the Investors (and any applicable Brookfield Consortium Members or members of the Purchaser Groups) shall have the right (subject to certain exceptions set forth in the Investment Agreements) to acquire from New GGP for the same price (net of any underwriting discounts or sales commissions or any other discounts or fees if not purchasing from or through an underwriter, placement agent or broker) and on the same terms as such securities are proposed to be offered to others, up to the amount of such securities in the aggregate required to enable each Investor to maintain its proportionate New GGP Common Stock-equivalent interest in New GGP on a Fully Diluted Basis determined in accordance with the Investment Agreement.  This right terminates for each Investor when such Investor (together with any applicable Brookfield Consortium Members or members of the applicable Purchaser Group) collectively beneficially own less than 5% of the outstanding shares of New Common Stock on a Fully Diluted Basis.

Spinco will enter into agreements with each Investor with substantially similar terms to those set forth above with respect to any issuance of Spinco Common Stock (or securities that are convertible into or exchangeable or exercisable for, or otherwise linked to, Spinco Common Stock) after the Effective Date.

ARTICLE 6

CORPORATE GOVERNANCE AND MANAGEMENT
OF PLAN DEBTORS AS REORGANIZED

6.1                                 Continued Corporate Existence of the Plan Debtors

Subject to the restructuring and reorganization contemplated by, and described more fully in the Disclosure Statement, each of the Plan Debtors shall continue to exist after the Effective Date as a separate entity, and all Interests held by a Plan Debtor in another Plan Debtor or a subsidiary thereof shall be reinstated, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the Plan Debtor Constituent Documents, which shall become effective upon the occurrence of the Effective Date or such other later date contemplated thereby.

6.2                                 New Organizational Documents

(a)                                  New GGP.  On or prior to the Effective Date, New GGP shall file the New GGP Certificate of Incorporation with the Secretary of State of the State of Delaware, as amended, and will amend, as necessary, the New GGP Bylaws, each substantially in the form contained in the Plan Supplement, as such documents may be amended prior to the Confirmation Date.  New GGP is hereby authorized to amend the New GGP Certificate of Incorporation, and amend the New GGP Bylaws without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

(b)                                 Spinco.  On or prior to the Effective Date, Spinco shall file the Spinco Certificate of Incorporation with the Secretary of State of the State of Delaware, as amended, and will amend, as necessary, the Spinco Bylaws, each substantially in the form contained in the Plan Supplement, as such documents may be amended prior to the Confirmation Date.  Spinco is hereby authorized to amend the Spinco Certificate of Incorporation, and amend the Spinco Bylaws without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

(c)                                  Plan Debtors.  On or prior to the Effective Date, or as soon as practicable thereafter, the Plan Debtors shall file the restated certificates of incorporation, certificates of partnership or comparable organizational documents with the Secretary of State of the State of Delaware or any other state, as may be applicable, and will adopt the restated bylaws or comparable governing documents, each substantially in the form contained in the Plan Supplement, as may be amended prior to the Confirmation Date. The Plan Debtors are hereby authorized to file their restated certificates of incorporation,  certificates of partnership or comparable organizational documents and to adopt their restated bylaws or comparable governing documents without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

6.3                                 Directors and Officers

(a)                                  Generally.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of each proposed initial director, officer, or voting trustee of the Plan Debtors, New GGP, and Spinco following the Effective Date (and, to the extent such Person is an insider of the Plan Debtors, the nature of any compensation of such Person, as well as the related terms) shall be disclosed no later than two (2) calendar days prior to the Confirmation Hearing, subject to Section 6.3(b) and Section 6.3(c) of the Plan.  Those directors, officers, managers and trustees of the Plan Debtors who continue to serve after the Effective Date, whether on behalf of the Plan Debtors, New GGP or Spinco, if any, shall not be liable to any Person for any Claim that arose prior to the Effective Date in connection with the service of such directors, officers, managers and trustees to the Plan Debtors, in their capacity as director, officer, manager or trustee.

(b)                                 Specific Provisions Regarding Board of New GGP.  On the Effective Date, the New GGP Board shall be comprised of nine (9) members, three (3) of whom shall have been designated by the Brookfield Investor and one (1) of whom shall have been designated by Pershing Square.  Future designation rights will be subject to the terms and provisions of the relevant sections of the Investment Agreement.

(c)                                  Specific Provisions Regarding Spinco Board.  On the Effective Date, the Spinco Board shall be comprised of nine (9) members, one (1) of whom shall have been designated by the Brookfield Investor and three (3) of whom shall have been designated by Pershing Square.  Future designation rights will be subject to the terms and provisions of the relevant sections of the Investment Agreement.

(d)                                 Spinco Governance Agreement.  On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into agreements with Brookfield and Pershing Square that provide them with the right to designate Purchaser Spinco Board Designees as described in Section 6.3(c) of the Plan.  These director designation rights will be on the terms and subject to the conditions set forth in the Cornerstone Investment Agreement and the Pershing Square Stock Purchase Agreement.

(e)                                  Spinco Stockholder Vote.  Spinco shall, to the extent required by any U.S. national securities exchange upon which shares of Spinco Common Stock are listed, for so long as each Investor has subscription rights as contemplated by the applicable Investment Agreement, put up for a stockholder vote at the annual meeting of its stockholders, and include in its proxy statement distributed to such stockholders in connection with such annual meeting, approval of such Investor’s subscription rights for the maximum period permitted by the rules of such U.S. national securities exchange.

6.4                                 Provisions Concerning Possible Rights Agreements.

(a)                                  New GGP.  In the event that New GGP adopts a rights plan analogous to the Rights Agreement on or prior to the Effective Date, (i) New GGP’s Rights Agreement shall be inapplicable to the Investment Agreements and the transactions contemplated thereby, (ii) neither the Investors nor any Brookfield Consortium Member nor any member of Pershing Square’s or Fairholme’s Purchaser Group, shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) whether in connection with the acquisition of Shares, New GGP Warrants, shares issuable upon exercise of the New GGP Warrants or otherwise, (iii) neither a Shares Acquisition Date (as defined in the Rights Agreement) nor a Distribution Date (as defined in the Rights Agreement) shall be deemed to occur and (iv) the Rights (as defined in the Rights Agreement) will not separate from the New GGP Common Stock, in each case under (ii), (iii) and (iv), as a result of the execution, delivery or performance of the Investment Agreements, the consummation of the transactions contemplated thereby including the acquisition of shares of New GGP Common Stock by the Investors and any Brookfield Consortium Member or any member of Pershing Square’s or Fairholme’s Purchaser Group after the date of the Investment Agreements as otherwise permitted by the Investment Agreements, the New GGP Warrants or as otherwise contemplated by the applicable non-control agreement.

(b)                                 Spinco.  In the event Spinco adopts a rights plan analogous to the Rights Agreement on or prior to the Effective Date, (i) Spinco’s Rights Agreement shall be inapplicable to the Investment Agreements and the transactions contemplated thereby, (ii) neither the Investors nor any Brookfield Consortium Member (nor any member of Pershing Square’s or Fairholme’s Purchaser Group), shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) whether in connection with the acquisition of shares of Spinco Common Stock or Spinco Warrants or the shares issuable upon exercise of the Spinco Warrants, (iii) neither a Shares Acquisition Date (as defined in the Rights Agreement) nor a Distribution Date (as defined in the Rights Agreement) shall be deemed to occur and (iv) the Rights (as defined in the Rights Agreement) will not separate from the Spinco Common Stock, in each case under (ii), (iii) and (iv), as a result of the execution, delivery or performance of the Investment Agreements  or the consummation of the transactions contemplated thereby including the acquisition of shares of Spinco Common Stock by the Investors, any Brookfield Consortium Member or any member of Pershing Square’s or Fairholme’s Purchaser Group after the date of the Investment Agreements as otherwise permitted by the Investment Agreements or the Spinco Warrants (or, in the case of Pershing Square, its non-control agreement).

6.5                                 Non-Control Agreements

Pursuant to the Investment Agreements, on the Effective Date, New GGP will enter into “non-control agreements” with the Investors.  Additionally, Spinco will enter into a “non-control agreement” with Pershing Square.  The terms of the non-control agreements are set forth in the Investment Agreements.

In addition to the covenants provided in the non-control agreements, at the time of an underwritten offering of equity or convertible securities by New GGP on or prior to the 30th day after the Effective Date, to the extent reasonably requested in connection with such offering by UBS or any other managing underwriter selected by New GGP, Pershing Square and Fairholme and the other members of the applicable Purchaser Group will covenant and agree that it does not currently intend to, and will not Transfer any Shares for a period of time not to exceed 120 days from the date of completion of the offering without the consent of the representatives of such underwriter; provided, however, that Fairholme or a member of its Purchaser Group may Transfer its Shares in such amounts, and at such times, as Fairholme or such Purchaser Group’s members’ manager, determines after the Effective Date to be in the best interest of Fairholme or its Purchaser Group members in light of its then current circumstances and the laws and regulations applicable to it as a management investment company registered under the Investment Company Act of 1940, as amended, with a policy of qualifying as a “regulated investment company” as defined in Subchapter M of the Internal Revenue Code of 1986, as amended.

In addition to the covenants set forth in the non-control agreements, the Brookfield Investor shall not sell, transfer or dispose of (x) any shares of New GGP Common Stock, New GGP Warrants, or shares issuable upon exercise of the New GGP Warrants during the period from and after the Effective Date (as defined in the Cornerstone Investment Agreement) to the six (6) month anniversary of the Effective Date, (y) in excess of (A) 8.25% of the shares of New GGP Common Stock purchased by the Brookfield Investor pursuant to the Cornerstone Investment Agreement and (B) 8.25% of the New GGP Warrants held by the Brookfield Investor or shares issuable upon exercise of the New GGP Warrants held by the Brookfield Investor, in the aggregate, during the period from and after the six (6) month anniversary of the Effective Date to the one (1) year anniversary of the Effective Date and (z) in excess of (A) 16.5% of the shares of New GGP Common Stock purchased by the Brookfield Investor pursuant to the Cornerstone Investment Agreement and (B) 16.5% of the New GGP Warrants held by the Brookfield Investor or the shares issuable upon exercise of the New GGP Warrants held by the Brookfield Investor, in the aggregate (and taken together with any transfers effected under clause (y)), during the period from and after the six (6) month anniversary of the Effective Date to the eighteen (18) month anniversary of the Effective Date.  For clarity, the Brookfield Investor shall not be restricted from transferring any shares of New GGP Common Stock, New GGP Warrants, or shares issuable upon exercise of the New GGP Warrants from and after the eighteen (18) month anniversary of the Effective Date.  Notwithstanding the foregoing provisions of this paragraph, the Brookfield Investor shall be entitled to sell, transfer and otherwise dispose of New GGP Common Stock, New GGP Warrants, and shares issuable upon exercise of the New GGP Warrants to the extent permitted by Section 6.4 of the Cornerstone Investment Agreement; provided, that any sale, transfer or disposition of New GGP Common Stock, New GGP Warrants, and shares issuable upon exercise of the New GGP Warrants to any affiliate or member of the Brookfield Investor, any Brookfield Consortium Member or any member, partner, shareholder or affiliate of any Brookfield Consortium Member shall be in accordance with and subject to the Designation Conditions (as defined in the Cornerstone Investment Agreement) and shall be conditioned upon such Person having agreed in writing with and for the benefit of New GGP to be bound by the terms of this paragraph.

6.6                                 New Management Agreements

(a)                                  New GGP.  In order to attract, retain and motivate highly competent persons as officers and other key employees, in connection with Consummation of the Plan, it is expected that New GGP will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.

(b)                                 Spinco.  In order to attract, retain and motivate highly competent persons as offices and other key employees, in connection with confirmation of the Plan, it is expected that Spinco will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.

ARTICLE 7

PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

7.1                                 Distribution Record Date

At 11:59 p.m. New York time, on the Distribution Record Date, subject to Section 7.6 of the Plan, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Plan Debtors, or the Claims Agent, as agent for the clerk of the Bankruptcy Court, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests.  The Plan Debtors and Disbursing Agents shall have no obligation to recognize any transfer of the Claims or Interests occurring after the Distribution Record Date.  The Plan Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

7.2                                 Date of Distributions

Distributions pursuant to the Plan shall be made on the dates otherwise set forth in the Plan or as soon as practicable thereafter.  In the event that any payment or any act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  Distributions contemplated by the Plan to be made after the Effective Date shall be made monthly during the first six (6) months following the Effective Date and shall continue to be made every three (3) months thereafter, each on a date selected by the Plan Debtors.  Distributions on account of Disputed Claims that are Allowed in between Distribution Dates shall be made on the next successive Distribution Date.  Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

7.3                                 Disbursing Agent

All distributions under the Plan shall be made by a Plan Debtor or Other Debtor as Disbursing Agent or such other entity designated as a Disbursing Agent by the Plan Debtors on or after the Effective Date.  The applicable Indenture Trustee shall be the Disbursing Agent for the holders of Note Claims and for any cure amounts (if any) payable to such holders.  The Agent under the 2006 Bank Loan shall act as the Disbursing Agent for the holders of 2006 Bank Loan Claims.  A Plan Debtor or Other Debtor acting as Disbursing Agent shall not be required to give any bond, surety, or any other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.  If a Disbursing Agent is not one of the Plan Debtors, an Other Debtor, the 2006 Bank Loan Agent, or an Indenture Trustee, such Person shall obtain a bond or surety for the performance of its duties (proof of having obtained such bond shall be provided to the United States Trustee prior to the Effective Date), and all costs and expenses incurred to obtain the bond or surety shall be borne by the Plan Debtors.  Furthermore, the Disbursing Agent shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any bond or surety that is obtained in connection with this Section 7.3.  The Plan Debtors shall inform the U.S. Trustee in writing of any changes to the identity of the Disbursing Agent.  The Plan Debtors’ stock transfer agent shall act as the Disbursing Agent for any distributions made to holders of Interests.

7.4                                 Distributions to Classes

On the Effective Date, and/or to the extent applicable, on each Distribution Date, the Disbursing Agent shall distribute any Cash allocable to holders of Allowed Claims in accordance with the terms set forth in the Plan.  Distributions to holders of Interests shall be made through the Plan Debtors’ stock transfer agent, as applicable.

7.5                                 Rights and Powers of Disbursing Agent

(a)                                  Powers of the Disbursing Agent.  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)                                 Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Plan Debtors in the ordinary course of business or in the manner and upon such other terms as may be otherwise agreed by the Plan Debtors and the Disbursing Agent.

7.6                                 Delivery of Distributions

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Plan Debtors or their agents, as applicable, unless the Plan Debtors have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules.

Notwithstanding the foregoing, distributions to holders of Note Claims or the 2006 Bank Loan Claims and delivery of any cure amounts (if any) to such holders will be made through the Indenture Trustees or the 2006 Bank Loan Agent, as applicable, pursuant to the terms of the applicable Indenture or the 2006 Bank Loan Credit Agreement.  Any distribution to an Indenture Trustee or the 2006 Bank Loan Agent, shall be deemed a distribution to the respective holder of a Note Claim under the applicable Indenture or 2006 Bank Loan Credit Agreement.  In no event shall a Plan Debtor make any payments directly to the holders of Note Claims or 2006 Bank Loan Claims.

7.7                                 Manner of Payment Under Plan

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by Automated Clearing House transfer, check or wire transfer or as otherwise required or provided in applicable agreements or by any other means agreed to by the payor and payee.

All distributions of Cash to the creditors of each Plan Debtor under the Plan shall be made by, or on behalf of, the applicable Plan Debtor.  Cash currently held in the Main Operating Account attributable to a particular Plan Debtor shall be used to satisfy the Allowed Claims asserted against such Plan Debtor.  To the extent of any shortfall, GGP LP shall provide an amount, in Cash, equal to such shortfall, either directly or indirectly, to the applicable Plan Debtor to be distributed to the holders of Allowed Claims against such Plan Debtor, which amount shall be offset against any Administrative Expense Claim held by the Plan Debtor against GGP LP, and to the extent the applicable Plan Debtor is not Spinco or a subsidiary of Spinco, GGP LP shall retain a post emergence claim against the applicable Plan Debtor for any amounts remitted by GGP LP to or on behalf of the applicable Plan Debtor exceeding such offset.

7.8                                 Minimum Cash Distributions

At the Plan Debtors’ election, no payment of Cash less than $100 shall be made to any holder of an Allowed Claim unless a request therefor is made in writing.

7.9                                 Distribution of Unclaimed Property.

In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use commercially reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest.  Any distribution under the Plan that is unclaimed after one year following the date such property is distributed shall be deemed unclaimed property pursuant to section 347(b) of the Bankruptcy Code and shall be returned or transferred to the Plan Debtors free and clear of any Claims or Interests, including, without express or implied limitation, any Claims or Interests of any governmental unit under escheat principles.  Nothing contained herein shall affect the discharge of the Claim with respect to which such distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against the Plan Debtors or their assets, estates, properties, or interests in property.

7.10                           Setoffs and Recoupment

Subject to the setoffs described in Section 7.7, the Plan Debtors may, but shall not be required to, offset or recoup from any Claim or Interest, any Claims of any nature the Plan Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by any Plan Debtor of any such Claim it may have against such Claimant or Interest holder.

7.11                           Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution, unless otherwise set forth explicitly in the Plan or its exhibits, shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amount.

7.12                           Allocation of Professional Fees

The Debtors reserve their rights to allocate as overhead against and among each Plan Debtor any claims for professional fees and expenses approved as payable by the Debtors that are or were incurred in connection with the negotiation, Consummation and effectuating the transactions set forth in the Plan.

7.13                           Fractional Shares

No fractional shares of New GGP Common Stock or Spinco Common Stock shall be distributed under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Interest (as aggregated by holders thereof) would otherwise result in the issuance of a number of shares of New GGP Common Stock or Spinco Common Stock that is not a whole number, the actual distribution of shares of New GGP Common Stock or Spinco Common Stock shall be rounded to the next lower whole number with no further payment or other distribution therefor.  The total number of authorized shares of New GGP Common Stock or Spinco Common Stock to be distributed to holders of Allowed Interests shall be adjusted as necessary to account for the rounding provided in this Section 7.13.

ARTICLE 8

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS UNDER PLAN

8.1                                 Objections to Claims

From and after the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Plan Debtors may be interposed and prosecuted only by the Plan Debtors.  Objections (including objections to any asserted Applicable Rate) and requests for estimation shall be served on the holders of the Claims against whom such objections or requests for estimation are interposed and with the Bankruptcy Court on or before the Claims Objection Deadline; provided, however, the Claims Objection Deadline shall not apply to Intercompany Obligations.  Until the expiration of the Claims Objection Deadline, unless a Claim is expressly Allowed in accordance with the provisions of this Plan, no Claim shall be deemed Allowed; provided, however, nothing herein shall prevent the Plan Debtors from settling or resolving Claims and Administrative Expense Claims in accordance with the procedures set forth in this Plan.

8.2                                 Payments and Distributions with Respect to Disputed Claims

(a)                                  General.  Notwithstanding any other provision of the Plan, if any portion of an Administrative Expense Claim or Claim is Disputed, the Plan Debtors may, in their sole discretion, elect not to make a payment or distribution provided hereunder on account of such Administrative Expense Claim or Claim unless and until the day that is the 30th day after such Disputed Administrative Expense Claim or Claim becomes Allowed in full; provided, however, the Plan Debtors may make a distribution or payment on account of the undisputed portion of the Administrative Expense Claim or Claim.  Distributions made pursuant to this Section 8.2(a) shall be made in accordance with the terms set forth in Article 7 of the Plan.

(b)                                 Existing Litigation Claims.  All Existing Litigation Claims shall be deemed Disputed Claims unless and until they are liquidated.  Any Existing Litigation Claim or other Noticed Litigation Claim that has not been liquidated prior to the date of this Plan and as to which a proof of Claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or in any administrative or judicial tribunal of appropriate jurisdiction.  Any Existing Litigation Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 8.2(b) and applicable nonbankruptcy law that is a Final Order or (ii) in the alternative dispute resolution or similar proceeding approved by order of the Bankruptcy Court shall be deemed, to the extent applicable an Allowed General Unsecured Claim in such liquidated amount; provided, however, subject to Section 8.6 of the Plan, for Insured Claims, such liquidated amount shall not exceed the liquidated amount of the Claim less the amount paid by the insurer.  Nothing contained in this Section 8.2(b) shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Plan Debtors may have against any Person in connection with, or arising out of, any Existing Litigation Claim, including any rights under section 157(b) of title 28 of the United States Code.

(c)                                  Mechanics’ Lien Claims.  Mechanics’ Lien Claims shall be deemed Disputed Claims if (i) the party primarily obligated on the claim is a third party (including Property Document Counterparties and sublessees), (ii) the Mechanics’ Lien or Mechanics’ Lien Claim is in litigation pending prior to the Commencement Date or (iii) the Mechanics’ Lien or Mechanics’ Lien Claim is identified on the Disputed Mechanics’ Liens and Claims Schedule.  Nothing contained in this Section 8.2(c) shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Plan Debtors may have against any Person in connection with, or arising out of, any Mechanics’ Lien Claim, including any rights under section 157(b) of title 28 of the United States Code.

(d)                                 Disputed Property Document Counterparty Claims.  Disputed Property Document Counterparty Claims shall be addressed in the manner otherwise set forth in the Plan for resolving (i) Disputed General Unsecured Claims, to the extent the Disputed Property Document Counterparty Claim arises from a rejection of such Property Document Counterparty’s unexpired Property Document or (ii) Disputed cure obligations, to the extent such Property Document Counterparty’s Claim arises from a Plan Debtor’s assumption, pursuant to section 365 of the Bankruptcy Code, of such Property Document Counterparty’s Property Document.

(e)                                  Disputed Priority Tax Claims and Disputed Secured Tax Claims.  Disputed Priority Tax Claims and Disputed Secured Tax Claims that become Allowed Priority Tax Claims or Allowed Secured Tax Claims following the Effective Date shall receive the present value of the Allowed Priority Tax Claim or Secured Tax Claim, as applicable, as of the Effective Date plus, from and after the Effective Date, postpetition interest at the rate of interest in the amount prescribed by section 511 of the Bankruptcy Code.

8.3                                 Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Claim in accordance with the provisions set forth in Article 7 of the Plan.

8.4                                 Estimation of Claims

The Plan Debtors may, at any time, request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim asserted against the Plan Debtors pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Plan Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims against the Plan Debtors may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court including the Omnibus Claims Settlement Procedures Order.

8.5                                 Interest

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall be entitled to receive postpetition interest only to the extent that such Allowed Claim is otherwise entitled to receive postpetition interest as of the Effective Date in accordance with the terms of the Plan.  To the extent it shall become necessary, following the Effective Date, to pay a holder of a Claim additional postpetition interest as a result of the timely assertion of the Applicable Rate by a holder of a Claim entitled to receive postpetition interest at the Applicable Rate, such additional postpetition interest shall be paid for the period between the Effective Date and the next Distribution Date following the Applicable Rate Notice Deadline.

8.6                                 Claims Paid or Payable by Third Parties

(a)                                  Claims Paid by Third Parties.  The Plan Debtors, as applicable, shall reduce a Claim, and, if applicable, such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval by the Bankruptcy Court, to the extent or in the amount that the holder of the Claim receives payment in full or in part on account of such Claim from a party that is not the Plan Debtor or an Affiliate of a Plan Debtor.  Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Plan Debtor or an Affiliate of a Plan Debtor on account of such Claim, such Holder shall, within four (4) weeks of receipt thereof, repay or return the distribution to the applicable Plan Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the Allowed amount of such Claim; provided, that any Government Authority shall repay or return such distribution in accordance with the deadlines set forth under applicable state or federal law.  The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Plan Debtor annualized interest at 3.00% on such amount owed for each Business Day after the applicable grace period specified herein until the amount is repaid.

(b)                                 Claims Payable by Third Parties.  No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Plan Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy; provided, however, nothing herein is intended to limit or prevent the payment by a Plan Debtor of the portion of an Allowed Claim in the amount of the Plan Debtor’s insurance deductible or self insured retention in respect of such Claim.  To the extent that one or more of the Plan Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order, or approval of, the Bankruptcy Court.

(c)                                  Applicability of Insurance Policies.  Except as provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed to constitute a waiver of any cause of action that the Plan Debtors or any entity may hold against another entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses.

8.7                                 Reserve

Pursuant to section 12.1(aaa) of the Investment Agreements, the Bankruptcy Court will establish a “Reserve” for purposes of calculating the Permitted Claims Amount and, thus, the Spinco Note Amount to the extent that a Spinco Note is to be issued on the Effective Date.  For this purpose, “Reserve” is an estimated aggregate amount of certain categories of Disputed Claims.  The Plan Debtors shall use the following methodology to calculate the “Reserve”:

As of the Effective Date of the Plan, for each applicable Disputed Claim (except as otherwise provided below), the “Reserve” shall be an aggregate estimate of Claims computed by using the lesser of:

(a)                                  to the extent applicable, the liquidated amount set forth in the proof of claim relating to such Claim;

(b)                                 if the Bankruptcy Court has estimated the Claim pursuant to section 502(c) of the Bankruptcy Code, then the amount as estimated by the Bankruptcy Court;

(c)                                  if the Debtors and the holder of the Claim have agreed to a maximum estimated amount of the Claim, then the amount as agreed by the Debtors and the holder of the Claim;

(d)                                 with respect to pre- and post-petition claims in the general liability, workers’ compensation, and owner controlled construction insurance programs, an aggregate amount covering projected retained liabilities (pursuant to self-insured retentions) based on the number and volatility of claims, third-party adjuster or insurance company case reserves, loss history, and experience in the development of claims over time;

(e)                                  with respect to distributions under the KEIP, an amount calculated using (i) $14.68 per share to holders of GGP Common Stock and GGP LP Common Units (assuming the conversion or redemption of such units), (ii) the assumption that all applicable Claims will be satisfied in full, (iii) liquidation value of applicable preferred interests plus, to the extent applicable, a value attributed to certain Spinco Common Stock, and (iv) estimates of certain Disputed Claims as determined consistent with the terms of the KEIP;(2)

(f)                                    with respect to professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Debtors’ Chapter 11 Cases, the aggregate of (i) any outstanding holdback amounts as of five (5) days prior to commencement of the Confirmation Hearing, (ii) any submitted but unpaid monthly statements as of five (5) days prior to commencement of the Confirmation Hearing, and (iii) the Debtors’ good faith estimate of additional fees and expenses to be incurred by such professionals on or before the Effective Date;

(g)                                 without duplication of amounts for fees and disbursements in clause (g) above, other expenses, fees and commissions related to the reorganization and recapitalization of the Debtors pursuant to the Plan, including relating to the Investment

(2)                                  Pursuant to the terms of the Plan, holders of GGP Common Stock will receive 1 share of New GGP Common Stock and 0.0983 shares of Spinco Common Stock in exchange for each share of existing GGP Common Stock.  Based on (i) the exchange ratios for New GGP Common Stock and Spinco Common Stock, (ii) the purchase price under the Investment Agreements of $10.00 per share of New GGP Common Stock and $47.62 per share of Spinco Common Stock, and (iii) the distribution of Spinco Common Stock to the holders of GGP LP Preferred Equity Units, the aggregate consideration distributed to holders of GGP LP Preferred Equity Units, GGP LP Common Units, and GGP Common Stock divided by the number of shares of GGP Common Stock outstanding is implicitly valued at $14.76, which is the value used for the KEIP estimate.

Agreements, the issuance of the New Debt, Liquidity Equity Issuances and any other equity issuances contemplated by the Plan; and

(h)                                 the amount reasonably estimated by the Debtors for these purposes for any Disputed Claims; provided, however, that, without the Investors’ prior written consent, the Debtors may not estimate an amount less than the liquidated amount asserted in a proof of Claim unless otherwise ordered by the Bankruptcy Court following notice and, to the extent applicable, a hearing.

8.8                                 Objections to Cure Amounts or Allowed Amounts Set Forth in the Plan

Objections to the Allowed amount of Claims or cure amounts, in either case as set forth in Article 4 of the Plan, shall be filed with the Bankruptcy Court no later than the first Business Day that is 60 days after the Confirmation Date and shall be heard or resolved in the Bankruptcy Court in ordinary course.

ARTICLE 9

EXECUTORY CONTRACTS, UNEXPIRED PROPERTY
DOCUMENTS AND OTHER AGREEMENTS

9.1                                 Assumption or Rejection of Executory Contracts and Unexpired Property Documents

(a)                                  Assumption and Rejection Generally.  On the Effective Date, and to the extent permitted by applicable law, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all of the Plan Debtors’ executory contracts and unexpired Property Documents will be assumed by the Plan Debtors unless an executory contract or unexpired Property Document: (i) is identified as part of the Executory Contract and Property Document Rejection Schedule as an agreement being rejected pursuant to the Plan, subject to the provisions of Section 9.1(b) of the Plan; (ii) is identified as part of the Executory Contract and Property Document Expired Schedule as an agreement that is nonbinding, has expired or terminated by operation of law or contract; (iii) is the subject of a motion to reject filed on or before the Confirmation Date; or (iv) is deemed rejected pursuant to a prior order of the Bankruptcy Court.  Notwithstanding anything in the Plan or the Confirmation Order to the contrary, unless otherwise agreed to by each of the parties to an assumed executory contract or unexpired Property Document and except with respect to the cure and subsequent discharge of defaults, as of the Effective Date: (1) all executory contracts and unexpired Property Documents that are assumed shall remain in full force and effect for the benefit of each of the parties to the assumed Executory Contracts and unexpired Property Documents, and (2) nothing in this Plan shall modify or limit any right, Claim, defense, or obligation, or release or discharge any right, Claim, defense, liability or obligation, in favor of such parties that are contained in the assumed executory contracts and unexpired Property Documents and under applicable law; provided, however, that nothing herein shall suspend or negate the provisions of Section 9.1(c) of the Plan.  For the avoidance of doubt, unless otherwise specified in this Section 9.1(a), all executory contracts and unexpired Property Documents between the Plan Debtors and the counterparties to such executory contracts and unexpired Property Documents will be assumed by the Plan

Debtors regardless of whether such executory contracts and unexpired Property Documents are listed on the Executory Contract and Property Document Assumption Schedule.  Unless otherwise specified on an Executory Contract and Property Document Schedule, each executory contract or unexpired Property Document listed on such schedule shall include all exhibits, schedules, riders, modifications, amendments, supplements, attachments, restatements or other agreements made directly or indirectly by any agreement, instrument, or other document that, in any manner, affects such executory contract or unexpired Property Document, without regard to whether such agreement, instrument or other document is listed on such schedule.

(b)                                 Amendment of Property Document Schedules.  Except as otherwise provided in the Plan, the Plan Debtors may, at any time up to and including the Confirmation Date, amend any Executory Contract and Property Document Schedule; provided that in the event of such amendment, (i) the Plan Debtors shall file any such amendment with the Bankruptcy Court and serve such notice on (w) any affected party, (x) the Creditors’ Committee, (y) the Equity Committee, and (z) the Investors (ii) any executory contract or Property Document deleted from the Executory Contract and Property Document Assumption Schedule and/or placed on the Executory Contract and Property Document Rejection Schedule shall be deemed rejected as of the Effective Date, and (iii) subject to Section 9.1(c) of the Plan, any executory contract or Property Document added to the Executory Contract and Property Document Assumption Schedule and deleted from the Executory Contract and Property Document Rejection Schedule shall be deemed assumed as of the Effective Date.

(c)                                  Objection Deadline.  Any counterparty to any agreement identified on an Executory Contract and Property Document Schedule must file any and all objections relating to such schedule, including the proposed cure amount(s) listed in the Executory Contract and Property Document Assumption Schedule (if applicable), on or before the Executory Contract and Property Document Assumption/Rejection Objection Deadline or such counterparty shall be forever barred from asserting and otherwise prosecuting its objection concerning such schedule against any Plan Debtor.

(d)                                 Assignment of Certain Agreements.  Subject to Section 9.1(b) of the Plan, each Plan Debtor shall be entitled, at its option and subject to applicable law, including section 365 of the Bankruptcy Code, to assign all contracts and agreements, whether executory or non-executory and whether expired or unexpired, to Spinco, free and clear of all Liens, claims, encumbrances, and interests in accordance with section 363 of the Bankruptcy Code.  To the extent applicable, the Plan shall constitute a motion to assume any executory contracts and unexpired Property Documents the Plan Debtors propose to assign as noted herein, which executory contracts and unexpired Property Documents shall be listed on the Executory Contract and Property Document Assumption Schedule filed with the Plan Supplement.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of such assumptions and assignments pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Plan Debtors and their Estates.

9.2           Cure Obligations

Any monetary amounts required as cure payments on each executory contract or unexpired Property Document to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, (a) by payment of the cure amount in Cash on the Effective Date (or as soon as reasonably practicable thereafter), (b) upon such other terms and dates as the parties to such executory contracts or unexpired Property Documents may agree or as may be provided in a Final Order of the Bankruptcy Court or (c) such other later date as the Bankruptcy Court may order.  Any non-monetary cure required by the Bankruptcy Court to be undertaken by a Plan Debtor shall commence (i) within thirty (30) days following the entry of a Final Order of the Bankruptcy Court determining the nature and extent of such cure or if not disputed, within thirty (30) days after the Effective Date, (ii) such other later date as the Plan Debtors and their non-Debtor counterparties may agree or (iii) such other later date as the Bankruptcy Court may order, and the Plan Debtors shall continue pursuit until completion of any non-monetary cure obligations commenced in accordance with subsections (i), (ii), (iii) above.

9.3           Rejection Damage Claims Bar Date

Proofs of Claim for damages arising from the rejection of an executory contract or unexpired Property Document must be filed with the Bankruptcy Court and served upon the attorneys for the Plan Debtors on a date that is (a) the date that is fixed by the Bankruptcy Court in the applicable order approving such rejection or if no such date is specified, thirty (30) days after notice of such rejection, if the executory contract or unexpired Property Document was deemed rejected pursuant to a Final Order of the Bankruptcy Court other than the Confirmation Order or (b) if the executory contract or unexpired Property Document is deemed rejected pursuant to the Confirmation Order, thirty (30) days after the Effective Date and notice of the rejection of the applicable executory contract or unexpired Property Document.  In the event that the rejection of an executory contract or unexpired Property Document by the Plan Debtors pursuant to the Plan results in damages to the other party or parties to such contract or unexpired Property Document, a Claim for such damages, if not evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Plan Debtors, or their properties or interests in property as agents, successors or assigns.

9.4           Procedures Governing Disputes

In the event of a dispute regarding, or an objection to, (i) the amount of any cure payment or any nonmonetary cure obligations, (ii) the ability of the Plan Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the agreement to be assumed, (iii) the inclusion of any agreement in any Executory Contract and Property Document Schedule, or (iv) any other matter pertaining to assumption or rejection, then such dispute shall be subject to the jurisdiction of the Bankruptcy Court.  The Plan Debtors and the non-Debtor counterparties shall promptly confer to attempt to resolve any such dispute consensually.  If the parties are unable to resolve such objection consensually, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court.  Notwithstanding anything to the contrary contained in this Section 9.4 or in Section 9.1(b) of the Plan, without further order of the Bankruptcy Court, the Plan Debtors shall be entitled to assume or reject any executory contract or unexpired Property Document through the Confirmation Date.

9.5           Intercompany Contracts

Any intercompany executory contract or unexpired Property Document assumed by any Plan Debtor, as well as any other intercompany contract, Property Document, notes, obligations or other agreement to which a Plan Debtor may be a party, shall be performed by the applicable Plan Debtor in the ordinary course of business.

9.6           Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Plan Debtors that any contract or lease or other document subject to Article 8 of the Plan is in fact an executory contract or unexpired Property Document or that any Plan Debtor has any liability thereunder.

9.7           Indemnification Obligations

Subject to the occurrence of the Effective Date, the obligations of the Plan Debtors to indemnify, defend, reimburse or limit the liability of directors, officers, managers, trustees or employees who hold or held such positions with the Plan Debtors against any claims or causes of action as provided in the Plan Debtors’ certificates of incorporation, bylaws, other organizational documents or applicable law or any resolution of the Plan Debtors’ board of directors, managers, trustees, or equity owners, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date, and any agreement between a Plan Debtor and a director, officer, manager, trustee or employee who held or holds such position with a Plan Debtor shall be deemed assumed, subject to its terms and conditions, in accordance with section 365 of the Bankruptcy Code unless otherwise rejected.

9.8           Insurance Policies

Notwithstanding anything contained in the Plan to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Plan Debtors’ insurance policies and any agreements, documents or instruments relating thereto, shall continue in full force and effect according to their terms and conditions and subject to diminution of policy limits due to payments made by insurers under the policies.  Nothing contained in this Section 9.8 shall constitute or be deemed a waiver of any cause of action that the Plan Debtors may hold against any entity, including the insurer, under any of the Plan Debtors’ policies of insurance.

9.9           Benefit Plans

(a)           Generally.  Except as otherwise provided in the Plan, all Benefit Plans if any, entered into or modified before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are assumed hereunder.  The Plan Debtors’ obligations under such plans and programs shall survive confirmation of the Plan, except for (a) executory contracts or Benefit Plans rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (b) executory contracts or employee Benefit Plans that have previously been rejected, are the subject of a motion to reject pending as of the Confirmation Date or have been specifically waived by the beneficiaries of any employee Benefit Plan or contract.  Except as otherwise provided herein, the Plan Debtors shall continue to comply with all Benefit Plans, if any, for the duration of the period for which the Plan Debtors had obligated themselves to provide such benefits and subject to the right of the Plan Debtors to modify or terminate such Benefit Plans in accordance with the terms thereof.

(b)           The DB Pension Plans.

The DB Pension Plans are ongoing, and will continue after the Effective Date in accordance with their terms.  With respect to the Mayfair Property, Inc. Retirement Income Plan for Employees Represented by Local #1 (currently sponsored by GGP LP), subject to the occurrence of the Effective Date, Reorganized GGP LP or its successor shall become the plan sponsor and (i) satisfy the minimum funding standards prescribed by 29 U.S.C. § 1082 and 26 U.S.C. § 412, (ii) be liable for the payment of any PBGC premiums prescribed by 29 U.S.C. §§ 1306 and 1307, subject to any and all applicable rights and defenses of Reorganized GGP LP,  its successor, or any prior sponsors, and (iii) administer such plan in accordance with the provisions of ERISA and the Tax Code.  Subject to the occurrence of the Effective Date, sponsorship of the General Growth Pension Plan for Employees of Victoria Ward, Ltd. shall be transferred from GGP LP and assumed by Spinco or one of its Affiliates as of the Effective Date, and thereafter the sponsor of such plans shall (i) satisfy the minimum funding standards prescribed by 29 U.S.C. § 1082 and 26 U.S.C. § 412, (ii) be liable for the payment of any PBGC premiums prescribed by 29 U.S.C. §§ 1306 and 1307, subject to any and all applicable rights and defenses of such plan’s sponsors or prior plan sponsors and (iii) administer such plan in accordance with the provisions of ERISA and the Tax Code.

Notwithstanding anything in the Plan or in the Confirmation Order, no claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities whatsoever against any Person with respect to the DB Pension Plans shall be released, exculpated, discharged, enjoined, or otherwise affected by the Plan, nor shall the entry of the Confirmation Order constitute the approval of any release, exculpation, discharge, injunction or other impairment of any claims, obligations, suits, judgments, damages, demands, debts, rights, cause of action or liabilities whatsoever against any Person with respect to the DB Pension Plans.

9.10         Surety Bonds

Subject to any order entered by the Bankruptcy Court approving the Plan Debtors’ postpetition bond program, which order shall control in the event of any inconsistency between such order and this Section 9.10, by agreement between the Plan Debtors and the sureties that issued bonds on behalf of the Plan Debtors, as named principals, such surety bonds shall remain in full force and effect, subject to their terms and applicable state law, subject to the following additional terms and conditions: (a) the Plan Debtors assume and affirm as part of and pursuant to the Plan all of their obligations under the terms of the indemnity agreements executed by the Plan Debtors (among others), (b) each of the applicable Plan Debtors will continue to pay and perform the underlying obligations secured by such bonds, and (c) the terms of such surety bonds, the rights of the sureties at law and the obligations of the Plan Debtors, as principals and indemnitors, and of the sureties, as sureties under such bonds, remain unimpaired and continuing obligations of those parties.  Any prepetition or postpetition default by any of the Plan Debtors in their capacity as named principals under the terms of such bonds, any of their obligations under the applicable indemnity agreements, or under the terms of the underlying obligations secured by such bonds, shall be cured by the Plan Debtors making payment to the applicable surety of the amount due in full as provided under the Plan, together with all other loss, cost and/or expenses (including reasonable attorneys’ fees) incurred by the applicable surety or, if applicable, by arranging performance of the underlying defaulted obligation secured by the bonds directly to the obligee of such bond prior to the surety performing under such bond with respect to such default. The sureties shall be entitled to retain all collateral held by them with respect to such bonds, and to resort to such collateral in accordance with the applicable prepetition or postpetition agreements with respect thereto without further order or leave of court. This agreement applies only to the bonds naming Plan Debtors as principals. The sureties fully reserve any and all of their rights with respect to all other debtors, surety bonds and agreements and rights or claims with respect thereto, including but not limited to all rights to seek termination of such bonds, or to demand adequate protection or other terms acceptable to the sureties in connection with maintaining and/or keeping any surety credit in effect. The Plan Debtors fully reserve any and all of their rights with respect to the sureties, the surety bonds, and agreements and rights or claims with respect thereto.

9.11         Workers’ Compensation Claims

Workers’ Compensation Claims, if any, whether incurred prior to or after the Commencement Date, shall be satisfied in the ordinary course of business at such time and in the manner mandated by applicable law.  Nothing herein shall affect the subrogation rights, to the extent applicable or available, of any surety of prepetition or postpetition Workers’ Compensation Claims or the rights of any Plan Debtor to object to the existence of such subrogation rights.

9.12         Outstanding GGP Options

On and after the Effective Date, the agreements governing the Outstanding GGP Options shall be assumed, which may entitle the holders of Outstanding GGP Options an option to purchase New GGP Common Stock and an option to purchase Spinco Common Stock or a contractual right to elect to cash out.

ARTICLE 10

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

10.1         Conditions Precedent to Effective Date

The Effective Date shall not occur, and the Plan with respect to a particular Plan Debtor shall not become effective, unless and until the following conditions are satisfied in full or waived in accordance with Section 10.2 of the Plan:

(a)           Confirmation Order.  The Confirmation Order with respect to such Plan Debtor, in form and substance acceptable to the Plan Debtors shall have been entered and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto;

(b)           Approvals.  All authorizations, consents and regulatory approvals required, if any, in connection with Consummation of the Plan shall have been obtained;

(c)           Execution and Delivery of Documents.  All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to such Plan Debtor;

(d)           Consents.  All authorizations, consents and approvals determined by the Plan Debtor to be necessary (including to the extent applicable, any consents required pursuant to the Investment Agreements) to implement the Plan shall have been obtained;

(e)           Corporate Formalities.  The Restated Certificates of Incorporation or other applicable organizational documents, as applicable, for the Plan Debtors shall be filed with the Secretary of State of the State of Delaware or such other applicable jurisdiction contemporaneously with the Effective Date.

(f)            Other Acts.  Any other actions the Plan Debtors determine are necessary to implement the terms of the Plan shall have been taken.

10.2         Waiver of Conditions

Without limiting any applicable restrictions or rights of the Investors under the Investment Agreements, each of the conditions precedent in Section 10.1 of the Plan may be waived in whole or in part, by the applicable Plan Debtor.  Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

10.3         Satisfaction of Conditions

Except as otherwise expressly set forth herein or in the Confirmation Order, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred or otherwise been waived pursuant to Section 10.2 of the Plan with respect to a particular Plan Debtor, subject to the provisions of the Investment Agreements (a) the Confirmation Order as to such Plan Debtor shall be vacated, (b) the Plan Debtor and all holders of Claims and Interests against such Plan Debtor shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Plan Debtor’s obligations with respect to Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Plan Debtor or any other Person or to prejudice in any manner the rights of the Plan Debtor or any Person in any further proceedings involving the Plan Debtor.

ARTICLE 11

EFFECT OF CONFIRMATION

11.1         Revesting of Assets

Except as otherwise set forth herein or in the Confirmation Order, as of the Effective Date, all property of the Estates shall revest or vest, as applicable, in the Plan Debtors, New GGP, or Spinco free and clear of all Claims, Liens, encumbrances or other Interests.  From and after the Effective Date, the Plan Debtors may operate their businesses and use, acquire, dispose of property and settle and compromise Claims or Interests without supervision by the Bankruptcy Court and free of any restrictions on the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

11.2         Binding Effect

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Plan Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests including any Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

11.3         Discharge of Claims and Termination of Interests

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall discharge the Plan Debtors from all existing debts and Claims and terminate any and all Interests of any kind, nature or description whatsoever against or in the Plan Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the Effective Date, all existing Claims against and Interests in the Plan Debtors shall be, and shall be deemed to be, satisfied and terminated, the Plan Debtors shall be discharged, and all holders of such Claims and Interests shall be precluded and enjoined from asserting against the Plan Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or Interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

11.4         Discharge of Plan Debtors

Except as otherwise expressly provided in the Plan, upon the Effective Date, in consideration of the distributions to be made under the Plan, each holder of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Plan Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest against the Plan Debtors.

11.5         Terms of Injunctions or Stays

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

11.6         Injunction Against Interference With Plan

Upon entry of a Confirmation Order with respect to a Plan, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation and Consummation of the Plan.

11.7         Exculpation

Notwithstanding anything herein to the contrary, as of the Effective Date, none of the Plan Debtors, New GGP, Spinco, the Equity Committee, the Creditors’ Committee, the DIP Lender, the Replacement DIP Lender, the Replacement DIP Agent, the Indenture Trustees, the 2006 Bank Loan Agent, Texas Teachers, the Investors and their respective officers, directors, members, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys and representatives (but, in each case, solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto, and any prepetition restructuring work relating thereto), the formulation, negotiation, dissemination, confirmation or Consummation thereof, administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Plan Debtors’ Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement entered into pursuant thereto, through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.  Nothing in this Section 11.7 shall limit the liability of the professionals of the Plan Debtors, New GGP, Spinco, the DIP Lender, the Replacement DIP Lender, the Replacement DIP Agent, the Investors, the Equity Committee, or the Creditors’ Committee, to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility, N.Y. Comp. Codes R. & Regs. tit. 22 section 1120.8 Rule 1.8(h)(l) (2009), and any other statutes, rules or regulations dealing with professional conduct to which such professionals are subject.

11.8         Releases

(a)           Releases by Holders of Claims and Interests.  Except as otherwise expressly provided by the Plan, on the Effective Date, and in consideration for the obligations of the Plan Debtors under the Plan, each direct or indirect holder of a Claim or Interest that votes to accept the Plan, is deemed to accept the Plan, or that does not opt out of these releases on a duly executed Ballot, and to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each direct or indirect holder of a Claim or Interest that does not vote to accept the Plan, and all those claiming by or through any of the foregoing, shall release unconditionally and forever discharge (a) the Plan Debtors, (b) Spinco, (c) New GGP, (d) each present or former director, officer, member, employee, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Plan Debtors, New GGP, and Spinco who acted in such capacity after the Commencement Date, (e) the Creditors’ Committee, (f) the Equity Committee, (g) the Investors, (h) the Indenture Trustees, (i) Texas Teachers, (j) the 2006 Bank Loan Agent, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates, and representatives (but, in each case, solely in their capacities as such) from any and all Claims, suits, judgments, demands, debts, rights, causes of action and liabilities whatsoever (other than the rights to enforce the Plan and the contracts, instruments, releases, or other agreements or documents assumed, passed through or delivered in connection with the Plan, including the Investment Agreements), whether liquidated or unliquidated, fixed or contingent, known or unknown, matured or unmatured, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, including, but not limited to, those that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (including prior to the Initial Commencement Date), relating to the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto and any prepetition restructuring work relating thereto, pursuit of confirmation of the Plan, Consummation thereof, administration of the Plan, or property to be distributed under the Plan); provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.  Nothing in this Section 11.8(a) shall limit the liability of the professionals of the Plan Debtors, the Equity Committee, or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility, N.Y. Comp. Codes R. & Regs. tit. 22 section 1120.8 Rule 1.8(h)(l) (2009), and any other statutes, rules or regulations dealing with professional conduct to which such professionals are subject.  Nothing in this Section 11.8 shall have any impact on Intercompany Obligations or any other claim or transaction between a Plan Debtor and an Affiliate of the Plan Debtor.

(b)           Releases by Plan Debtors.  Upon the Effective Date, and in consideration of the services provided to the Plan Debtors by such Persons, the Plan Debtors shall release and discharge and unconditionally and forever (i) each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative  of the Plan Debtors, New GGP, and Spinco who acted in such capacity after the Commencement Date, (ii) the Creditors’ Committee, (iii) the Equity Committee, (iv) the Investors, (v) the Indenture Trustees, (vi) Texas Teachers, (vii) the 2006 Bank Loan Agent, and each of the respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives of those Persons in clauses (i) through (vii) from any and all Claims, suits, judgments, demands, debts, rights, causes of action and liabilities whatsoever (other than the rights to enforce the Plan and the contracts, instruments, releases, or other agreements or documents assumed, entered into postpetition, passed through or delivered in connection with such Plan, including the Investment Agreements), whether liquidated or unliquidated, fixed or contingent, known or unknown, matured or unmatured, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, including, but not limited to, those that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (including prior to the Initial Commencement Date), relating to the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto and any prepetition restructuring work relating thereto, pursuit of confirmation of the Plan, Consummation thereof, administration of the Plan, or property to be distributed under the Plan); provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

11.9         Government Releases

Nothing in the Plan or the Confirmation Order shall effect a release of any claim by any Government Authority of any claim arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority against any Person other than the Plan Debtors; nor shall anything in the Confirmation Order or the Plan enjoin a Government Authority from bringing any claim, suit, action or other proceedings against any Person other than the Plan Debtors for any liability or claim arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority; nor shall anything in the Confirmation Order or the Plan exculpate any Person other than the Plan Debtors from any liabilities arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority.  Nothing in this Plan discharges, releases, precludes, or enjoins (i) environmental liability to any Government Authority that is not a Claim or (ii) any environmental claim of any Government Authority arising on or after the Effective Date; provided that, the Plan Debtors reserve the right to assert that any environmental liability is a Claim that arose on or prior to the Confirmation Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  In addition, nothing in this Plan discharges, releases, precludes or enjoins any environmental liability to any Government Authority that any Person would be subject to as the owner or operator of property after the Effective Date.  Notwithstanding anything to the contrary contained in the Plan, nothing in this Plan is intended to impair the ability of any Government Authority to assert setoff rights, if any, pursuant to section 553 of the Bankruptcy Code.

11.10       Retention of Causes of Action/ Reservation of Rights

(a)           No Waiver.  Unless otherwise set forth in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Plan Debtors may have or may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Plan Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Plan Debtors’ estates.

(b)           Reservation of Rights.  Unless otherwise expressly set forth in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Plan Debtors had immediately prior to the Commencement Date, against or with respect to any Claim asserted against a Plan Debtor.  Except as otherwise set forth in the Plan, the Plan Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of actions, rights of setoff, and other legal or equitable defenses that they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Plan Debtors’ legal and equitable rights respecting any such Claim may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

ARTICLE 12

RETENTION OF JURISDICTION

12.1         Retention of Jurisdiction.  Notwithstanding the entry of the Confirmation Order or substantial consummation of the Plan under Section 13.10 of the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases, the Plan and implementation of the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including:

(a)           To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired Property Documents, the allowance of Claims and Administrative Expense Claims resulting therefrom and any disputes with respect to executory contracts or unexpired Property Documents relating to facts and circumstances arising out of or relating to the Chapter 11 Cases;

(b)           To determine any and all adversary proceedings, applications and contested matters;

(c)           To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code (to the extent applicable);

(d)           To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part and otherwise resolve disputes as to Administrative Expense Claims;

(e)           To resolve disputes as to the ownership of any Administrative Expense Claim, Claim or Interest;

(f)            To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(g)           To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h)           To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

(i)            To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated thereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

(j)            To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any request by the Plan Debtors prior to the Effective Date or by the Plan Debtors or the Disbursing Agent after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

(k)           To hear and determine all disputes involving the existence, scope, nature or otherwise of the discharges, releases, injunctions and exculpations granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(l)            To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(m)          To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           To hear and determine any rights, Claims or causes of action held by or accruing to the Plan Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(o)           To recover all assets of the Plan Debtors and property of the Plan Debtors’ Estates, wherever located;

(p)           To determine Intercompany Obligations;

(q)           To enter a final decree closing the Plan Debtors’ Chapter 11 Cases;

(r)            To determine, address and resolve any issues, disputes and other matters between and among the Plan Debtors and Spinco; and

(s)           To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1         Effectuating Documents and Further Transactions

On or before the Effective Date, and without the need for any further order or authority, the Plan Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Plan Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

13.2         Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements; provided however, that any party entitled to receive any distribution under the Plan shall be required to deliver to the Disbursing Agent or some other Person designated by the Plan Debtors (which entity shall subsequently deliver to the Disbursing Agent any Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 to avoid the incurrence of certain federal income withholding tax obligations on its respective distribution, unless such Person is exempt under the Tax Code.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable holder of an Allowed Claim or Allowed Interest for all purposes of the Plan.  Notwithstanding the above, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

13.3         Corporate Action

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the equityholders or directors (or any equivalent body) of one or more of the Plan Debtors, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable law of the jurisdiction of incorporation or formation without any requirement of further action by the equityholders or directors (or any equivalent body) of the Plan Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Plan Debtors shall, if required, file any documents required to be filed in such states so as to effectuate the provisions of this Plan.

13.4         Amendments and Modifications

Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors may alter, amend or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date including, but not limited, to change the Plan Consideration to be provided to holders of Interests and/or to supplement, modify or revise the Additional Financing Activities or the means for implementation of the Plan.  Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, after the Confirmation Date and prior to “substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Plan Debtors may, under 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.  For the avoidance of doubt, the foregoing shall not effect a waiver of any rights that any party may have with respect to modification of the Plan under section 1127 of the Bankruptcy Code.

13.5         Revocation or Withdrawal of the Plan

Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors reserve the right to revoke or withdraw the Plan, in whole or in part, prior to the Confirmation Date.  If a Plan Debtor revokes or withdraws its Plan in whole prior to the Confirmation Date, then such Plan Debtor’s Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against such Plan Debtor or any other Person or to prejudice in any manner the rights of the Plan Debtors or any Person in any further proceedings involving the Plan Debtors.  Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors reserve the right to withdraw the Plan with respect to any Plan Debtor and proceed with confirmation of the Plan with respect to any other Plan Debtor, to adjourn confirmation of the Plan for any Plan Debtor, to revoke or withdraw the Plan with respect to any Plan Debtor, or to seek confirmation of an alternative plan with respect to any Plan Debtor at a later time, including a plan substantively consolidating any Plan Debtor with one or more Debtors.  In the event the Plan is revoked or withdrawn with respect to a Plan Debtor, nothing contained herein shall constitute or be deemed a waiver or release of any Claims against or Interests in such Plan Debtor withdrawn from the Plan or any other Person or to prejudice in any manner the rights of such Plan Debtor or any Person in any further proceedings involving such withdrawn Plan Debtor.

13.6         Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code due and payable through the Effective Date shall be paid by or on behalf of a Plan Debtor on or before the Effective Date, and amounts due thereafter shall be paid by or on behalf of the Plan Debtor in the ordinary course of business until the entry of a final decree closing the respective Plan Debtor’s Chapter 11 Case.  Any deadline for filing Claims in the Chapter 11 Cases shall not apply to fees payable by each respective Plan Debtor pursuant to section 1930 of title 28 of the United States Code.

13.7         Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including in connection with the formation of Spinco and the Spinco Share Distribution and issuance of New GGP Common Stock), including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

13.8         Expedited Tax Determination

The Plan Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Plan Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.

13.9         Exhibits/Schedules

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into, and are a part of the Plan, as if set forth in full herein.  For the avoidance of doubt, any actions required to be taken by a Plan Debtor or any other Person pursuant to the Plan Supplement or any exhibit to the Plan shall be required of, and effectuated by, such Plan Debtor or Person as though such actions were memorialized in full herein.

13.10       Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.11       Severability of Plan Provisions

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Plan Debtors, and (c) nonseverable and mutually dependent; provided, however, nothing in this Section 13.11 shall be deemed to amend, waive, modify or delete any provisions of the Investment Agreement without the consent of the Investors.

13.12       Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.

13.13       Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

13.14       Obligations Under Investment Agreements

To the extent any obligations or any of the Plan Debtors under the Investment Agreements, the Texas Teachers Stock Purchase Agreement or related agreements are transferred or assigned to, or assumed by, any successor to (or assignee of) such Plan Debtors, including, New GGP, Reorganized GGP or Spinco, such obligations shall be fully enforceable against such successor or assignee.

13.15       Dissolution of Committees

Upon the occurrence of the Effective Date, the Creditors’ Committee and the Equity Committee shall be deemed to be dissolved with respect to the Plan Debtors and their respective members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases; provided, however, the Creditors’ Committee, the Equity Committee and the Fee Committee shall continue in existence following the Effective Date for the sole purpose of addressing matters concerning fees incurred in connection with the Chapter 11 Cases.

13.16       Notices

All notices, requests and demands to or upon the Plan Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, IL 60606
Telephone: (312) 960-5000
Facsimile:  (312) 960-5485
Attn:  Ronald L. Gern, Esq.
Title:  Senior Vice President, General Counsel and Secretary

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007
Attn:       Marcia L. Goldstein, Esq.

Gary T. Holtzer, Esq.

-and-

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:  (312) 862-2000
Facsimile:  (312) 862-2200
Attn:       James H.M. Sprayregen, P.C.

Anup Sathy, P.C.

-and-

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002
Attn: Michael Stamer, Esq.

-and-

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Ave, N.W.
Washington, D.C. 20036
Telephone: (202) 887-4000
Facsimile: (202) 887-4288
Attn:       James R. Savin, Esq.

-and-

Saul Ewing LLP
400 Madison Avenue, Suite 12B
New York, New York 10017
Telephone: (212) 980-7212
Facsimile: (212) 980-7209
Attn:  John J. Jerome, Esq.

-and-

Saul Ewing LLP
Lockwood Place
500 East Pratt Street, Suite 900
Baltimore, Maryland 21202
Telephone: (410) 332-8600
Facsimile: (410) 332-8862
Attn:       Joyce A. Kuhns, Esq.

-and-

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4834
Facsimile: (212) 751-4864
Attn:       Jane Summers, Esq.

-and-

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 558-3588
Attn:  Paul Shalhoub, Esq.

-and-

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile: (212) 728-9764
Attn:  Andrew G. Dietderich, Esq.

Dated: August 2, 2010

Respectfully submitted,

10 CCC BUSINESS TRUST			AUSTIN MALL, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

10000 COVINGTON CROSS, LLC			BENSON PARK BUSINESS TRUST
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

10190 COVINGTON CROSS, LLC			BOISE TOWN SQUARE ANCHOR ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1201-1281 TOWN CENTER DRIVE, LLC			CALEDONIAN HOLDING COMPANY, INC.
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1251 CENTER CROSSING, LLC			CENTURY PLAZA L.L.C.
By:	Howard Hughes Properties, Limited		By:	Century Plaza, Inc., a member
	Partnership, its sole member			By:	/S/ Linda J. Wight, Vice President
	By:	The Howard Hughes Company, LLC,
	its general partner		CENTURY PLAZA, INC.
	By:	/S/ Linda J. Wight, Vice President	By:	/S/ Linda J. Wight, Vice President

1450 CENTER CROSSING DRIVE, LLC			CHULA VISTA CENTER, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1451 CENTER CROSSING DRIVE, LLC			COLLIN CREEK ANCHOR ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1551 HILLSHIRE DRIVE, LLC			COTTONWOOD MALL, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1635 VILLAGE CENTRE CIRCLE, LLC			EDEN PRAIRIE ANCHOR BUILDING L.L.C.
By:	/S/ Linda J. Wight, Vice President		By: GGPLP L.L.C., its sole member
				By:	GGP Limited Partnership,
1645 VILLAGE CENTER CIRCLE, LLC					its managing member
By:	/S/ Linda J. Wight, Vice President				By:	General Growth Properties, Inc.,
its general partner
20 CCC BUSINESS TRUST						By:	/S/ Ronald L. Gern,
By:	/S/ Linda J. Wight, Vice President						Senior Vice President

30 CCC BUSINESS TRUST			ELK GROVE TOWN CENTER L.L.C.
By:	/S/ Linda J. Wight, Vice President		By: GGPLP L.L.C., its sole member
				By:	GGP Limited Partnership,
9950-9980 COVINGTON CROSS, LLC					its managing member
By:	/S/ Linda J. Wight, Vice President				By:	General Growth Properties, Inc.,
its general partner
APACHE MALL, LLC						By:	/S/ Ronald L. Gern,
By:	/S/ Linda J. Wight, Vice President						Senior Vice President

ARIZONA CENTER PARKING, LLC
By:	/S/ Linda J. Wight, Vice President

AUSTIN MALL LIMITED PARTNERSHIP
By:	Austin Mall, LLC, its general partner
	By:	/S/ Linda J. Wight, Vice President

ELK GROVE TOWN CENTER, L.P.	GGP/HOMART SERVICES, INC.
By:	Elk Grove Town Center, L.L.C.,	By:	/S/ Linda J. Wight, Vice President
its general partner
By:	GGPLP L.L.C., its sole member	GGP/HOMART, INC.
By:	GGP Limited Partnership,	By:	/S/ Linda J. Wight, Vice President
its managing member
By:	General Growth Properties,	GGP-GRANDVILLE LAND L.L.C.
Inc., its general partner	By:	General Growth Properties, Inc., a member
By:	/S/ Ronald L. Gern,	By:	/S/ Ronald L. Gern, Senior Vice President
Senior Vice President
GGP-LA PLACE, INC.
FALLEN TIMBERS SHOPS II, LLC	By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
GGPLP L.L.C.
FIFTY COLUMBIA CORPORATE CENTER, LLC	By:	GGP Limited Partnership, its managing member
By:	/S/ Linda J. Wight, Vice President	By:	General Growth Properties, Inc.,
its general partner
FORTY COLUMBIA CORPORATE CENTER, LLC	By:	/S/ Ronald L. Gern, Senior
By:	/S/ Linda J. Wight, Vice President	Vice President

GENERAL GROWTH PROPERTIES, INC.	GGP-MINT HILL L.L.C.
By:	/S/ Ronald L. Gern, Senior Vice President	By:	GGPLP L.L.C., its sole member
By:	GGP Limited Partnership,
GGP ACQUISITION, L.L.C.	its managing member
By:	/S/ Linda J. Wight, Vice President	By:	General Growth Properties, Inc.,
its general partner
GGP AMERICAN HOLDINGS INC.	By:	/S/ Ronald L. Gern, Senior
By:	/S/ Linda J. Wight, Vice President	Vice President

GGP AMERICAN PROPERTIES INC.	GGP-REDLANDS MALL L.L.C.
By:	/S/ Linda J. Wight, Vice President	By:	GGPLP L.L.C., its sole member
By:	GGP Limited Partnership,
GGP HOLDING II, INC.	its managing member
By:	/S/ Linda J. Wight, Vice President	By:	General Growth Properties, Inc.,
its general partner
GGP HOLDING SERVICES, INC.	By:	/S/ Ronald L. Gern, Senior
By:	/S/ Linda J. Wight, Vice President	Vice President

GGP HOLDING, INC.	GGP-REDLANDS MALL, L.P.
By:	/S/ Linda J. Wight, Vice President	By:	GGP-Redlands Mall L.L.C., its general partner
By:	GGPLP L.L.C., its sole member
GGP IVANHOE II, INC.	By:	GGP Limited Partnership,
By:	/S/ Linda J. Wight, Vice President	its managing member
By:	General Growth Properties, Inc.,
GGP IVANHOE IV SERVICES, INC.	its general partner
By:	/S/ Linda J. Wight, Vice President	By:	/S/ Ronald L. Gern,
Senior Vice President

GGP LIMITED PARTNERSHIP	GGP-SOUTH SHORE PARTNERS, INC.
By:	General Growth Properties, Inc.,	By:	/S/ Linda J. Wight, Vice President
its general partner
By:	/S/ Ronald L. Gern, Senior	GGP-TUCSON LAND L.L.C.
Vice President	By:	GGP Limited Partnership, its sole member
By:	General Growth Properties, Inc.,
GGP NATICK RESIDENCE LLC	its general partner
By:	/S/ Linda J. Wight, Vice President	By:	/S/ Ronald L. Gern, Senior
Vice President
GGP SAVANNAH L.L.C.
By:	GGP Holding II, Inc., its sole member	GREENGATE MALL, INC.
By:	/S/ Linda J. Wight, Vice President	By:	/S/ Linda J. Wight, Vice President

HHP GOVERNMENT SERVICES, LIMITED PARTNERSHIP				NEW ORLEANS RIVERWALK LIMITED PARTNERSHIP
By:	Summerlin Corporation, its general partner			By:	Rouse-New Orleans, LLC, its general partner
	By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

HOWARD HUGHES CANYON POINTE Q4, LLC				NEWGATE MALL LAND ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

HOWARD HUGHES PROPERTIES, INC.				NEWPARK ANCHOR ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

HOWARD HUGHES PROPERTIES,				NORTH STAR ANCHOR ACQUISITION, LLC
LIMITED PARTNERSHIP				By:	/S/ Linda J. Wight, Vice President
By:	The Howard Hughes Company, LLC,
	its general partner			OKLAHOMA MALL L.L.C.
	By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

HRD PARKING, INC.				ONE WILLOW COMPANY, LLC
By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

HRD REMAINDER, INC.				PARK SQUARE LIMITED PARTNERSHIP
By:	/S/ Linda J. Wight, Vice President			By:	Sixty Columbia Corporate Center, LLC,
its general partner
LA PLACE SHOPPING, L.P.					By:	/S/ Linda J. Wight, Vice President
By:	GGP-La Place, Inc., its general partner
	By:	/S/ Linda J. Wight, Vice President		PARKE WEST, LLC
				By:	GGP Limited Partnership, its sole member
LANDMARK MALL L.L.C.					By:	General Growth Properties, Inc.,
By:	/S/ Linda J. Wight, Vice President					its general partner
						By:	/S/ Ronald L. Gern, Senior
LOCKPORT L.L.C.							Vice President
By:	General Growth Properties, Inc., a member
	By:	/S/ Ronald L. Gern, Senior Vice President		PARKSIDE LIMITED PARTNERSHIP
				By:	Fifty Columbia Corporate Center, LLC,
MAJESTIC PARTNERS-PROVO, LLC					its general partner
By:	Price Development Company, Limited Partnership,				By:	/S/ Linda J. Wight, Vice President
its sole member
	By:	GGP Acquisition, L.L.C., its general partner		PARKVIEW OFFICE BUILDING LIMITED PARTNERSHIP
		By:	/S/ Linda J. Wight, Vice President	By:	Forty Columbia Corporate Center, LLC,
its general partner
MALL OF LOUISIANA LAND HOLDING, LLC					By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
PECANLAND ANCHOR ACQUISITION, LLC
MALL OF LOUISIANA LAND, LP				By:	/S/ Linda J. Wight, Vice President
By:	Mall of Louisiana Land Holding, LLC,
	its general partner			PINES MALL PARTNERS
	By:	/S/ Linda J. Wight, Vice President		By:	GGPLP L.L.C., a partner
					By:	GGP Limited Partnership,
NATICK RETAIL, LLC					its managing member
By:	/S/ Linda J. Wight, Vice President					By:	General Growth Properties, Inc.,
its general partner
NEW ORLEANS RIVERWALK ASSOCIATES							By:	/S/ Ronald L. Gern, Senior
By:	New Orleans Riverwalk Limited Partnership,							Vice President
a general partner
	By:	Rouse-New Orleans, LLC, its general partner		By:	General Growth Properties, Inc., a partner
		By:	/S/ Linda J. Wight, Vice President		By:	/S/ Ronald L. Gern, Senior Vice President

By:	Rouse-New Orleans, LLC, a general partner
	By:	/S/ Linda J. Wight, Vice President

PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP				ROUSE-PHOENIX CORPORATE CENTER LIMITED PARTNERSHIP
By:	GGP Acquisition, L.L.C., its general partner			By:	Rouse Office Management of Arizona, LLC,
	By:	/S/ Linda J. Wight, Vice President			its general partner
					By:	/S/ Linda J. Wight, Vice President
PRICE DEVELOPMENT TRS, INC.
By:	/S/ Linda J. Wight, Vice President			ROUSE-PHOENIX DEVELOPMENT COMPANY, LLC
				By:	/S/ Linda J. Wight, Vice President
PRICE FINANCING PARTNERSHIP, L.P.
By:	Price GP L.L.C., its general partner			ROUSE-PHOENIX MASTER LIMITED PARTNERSHIP
	By:	GGP Acquisition, LLC, its sole member		By:	Rouse-Phoenix Development Company, LLC,
		By:	/S/ Linda J. Wight, Vice President		its general partner
					By:	/S/ Linda J. Wight, Vice President
PRICE GP L.L.C.
By:	GGP Acquisition, LLC, its sole member			ROUSE-PHOENIX THEATRE LIMITED
	By:	/S/ Linda J. Wight, Vice President		PARTNERSHIP
				By:	Rouse-Phoenix Cinema, LLC, its general partner
REDLANDS LAND ACQUISITION COMPANY L.L.C.					By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
RUNNING BROOK BUSINESS TRUST
REDLANDS LAND ACQUISITION COMPANY L.P.				By:	/S/ Linda J. Wight, Vice President
By:	Redlands Land Acquisition Company L.L.C.,
	its general partner			SAINT LOUIS GALLERIA ANCHOR ACQUISITION, LLC
	By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

REDLANDS LAND HOLDING L.L.C.				SAINT LOUIS LAND L.L.C.
By:	/S/ Linda J. Wight, Vice President			By:	Victoria Ward, Limited, its sole member
					By:	/S/ Linda J. Wight, Vice President
RIO WEST L.L.C.
By:	/S/ Linda J. Wight, Vice President			SEAPORT MARKETPLACE THEATRE, LLC
				By:	/S/ Linda J. Wight, Vice President
RIVER FALLS MALL, LLC
By:	/S/ Linda J. Wight, Vice President			SEAPORT MARKETPLACE, LLC
				By:	/S/ Linda J. Wight, Vice President
ROUSE F.S., LLC
By:	/S/ Linda J. Wight, Vice President			SIXTY COLUMBIA CORPORATE CENTER, LLC
				By:	/S/ Linda J. Wight, Vice President
ROUSE LLC
By:	/S/ Linda J. Wight, Vice President			SOUTH SHORE PARTNERS, L.P.
				By:	GGP-South Shore Partners, Inc., its general partner
ROUSE OFFICE MANAGEMENT OF ARIZONA, LLC					By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
SOUTH STREET SEAPORT LIMITED PARTNERSHIP
ROUSE-ARIZONA CENTER, LLC				By:	Seaport Marketplace, LLC, its general partner
By:	/S/ Linda J. Wight, Vice President				By:	/S/ Linda J. Wight, Vice President

ROUSE-ARIZONA RETAIL CENTER LIMITED PARTNERSHIP				SUMMERLIN CENTRE, LLC
By:	Rouse-Arizona Center, LLC, its general partner			By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President
SUMMERLIN CORPORATION
ROUSE-FAIRWOOD DEVELOPMENT CORPORATION				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
THE HOWARD HUGHES COMPANY, LLC
ROUSE-NEW ORLEANS, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
THE HUGHES CORPORATION
ROUSE-PHOENIX CINEMA, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President

THE ROUSE COMPANY BT, LLC				TOWN CENTER EAST BUSINESS TRUST
By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

THE ROUSE COMPANY LP				TRC CO-ISSUER, INC.
By:	Rouse LLC, its general partner			By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President
TWO ARIZONA CENTER, LLC
THE ROUSE COMPANY OF FLORIDA, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
TWO WILLOW COMPANY, LLC
THE ROUSE COMPANY OF LOUISIANA, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
VICTORIA WARD, LIMITED
THE ROUSE COMPANY OF OHIO, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
VISTA COMMONS, LLC
THE ROUSE COMPANY OPERATING				By:	/S/ Linda J. Wight, Vice President
PARTNERSHIP LP
By:	The Rouse Company LP, its general partner			WEST KENDALL HOLDINGS, LLC
	By:	Rouse LLC, its general partner		By:	/S/ Linda J. Wight, Vice President
		By:	/S/ Linda J. Wight, Vice President

Exhibit A — List of Plan Debtors

This Exhibit A lists all of the proponents of the Plan.  The list of Plan Debtors is repeated twice in this Exhibit A, sorted first in ascending alphabetical order of the legal entity names of the Plan Debtors, and second in ascending alphabetical order of the names of the properties with which each of the Plan Debtors is respectively associated.  An “LID” designation, also provided, is used for purposes of identifying the Plan Debtor entities.

List of Plan Debtors (Sorted by Entity)

LID	Entity	Property

66	10 CCC Business Trust	10 Columbia Corporate Center

331	10000 Covington Cross, LLC	10000 Covington Cross

326	10190 Covington Cross, LLC	10190 Covington Cross

329	1201-1281 Town Center Drive, LLC	1201/41 Town Center Drive

330	1251 Center Crossing, LLC	The Crossing Business Center (1251)

354	1450 Center Crossing Drive, LLC	Crossing Business Center #6

355	1451 Center Crossing Drive, LLC	Crossing Business Center #7

332	1551 Hillshire Drive, LLC	1551 Hillshire Drive

333	1635 Village Centre Circle, LLC	1635 Village Center Circle

334	1645 Village Center Circle, LLC	1645 Village Center Circle

68	20 CCC Business Trust	20 Columbia Corporate Center

70	30 CCC Business Trust	30 Columbia Corporate Center

319	9950-9980 Covington Cross, LLC	9950/80 Covington Cross

715	Apache Mall, LLC	Apache Mall

189	Arizona Center Parking, LLC	Arizona Center

289	Austin Mall Limited Partnership	Highland Mall (JV NON-FILER)

288	Austin Mall, LLC	Highland Mall (JV NON-FILER)

62	Benson Park Business Trust	TGIF Restaurant Ground Lease

548	Boise Town Square Anchor Acquisition, LLC	Boise Towne Square

10	Caledonian Holding Company, Inc.	N/A

LID	Entity	Property

638	Century Plaza L.L.C.	Century Plaza

637	Century Plaza, Inc.	Century Plaza

485	Chula Vista Center, LLC	Chula Vista

267	Collin Creek Anchor Acquisition, LLC	Collin Creek Mall

609	Cottonwood Mall, LLC	Cottonwood Mall

671	Eden Prairie Anchor Building L.L.C.	Eden Prairie Mall

654	Elk Grove Town Center, L.P.	Elk Grove Town Center

653	Elk Grove Towne Center L.L.C.	Elk Grove Town Center

555	Fallen Timbers Shops II, LLC	The Shops at Fallen Timbers

74	Fifty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

73	Forty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

1	General Growth Properties, Inc.	N/A

619	GGP Acquisition, L.L.C.	N/A

745	GGP American Holdings, Inc.	N/A

437	GGP American Properties, Inc.	N/A

136	GGP Holding II, Inc.	N/A

13	GGP Holding Services, Inc.	N/A

503	GGP Holding, Inc.	N/A

25	GGP Ivanhoe II, Inc.	Oglethorpe Mall & Top Tier

728	GGP Ivanhoe IV Services, Inc.	N/A

2	GGP Limited Partnership	N/A

733	GGP Natick Residence LLC	Nouvelle at Natick

LID	Entity	Property

32	GGP Savannah L.L.C.	Oglethorpe Mall

6	GGP/Homart Services, Inc.	N/A

571	GGP/Homart, Inc.	N/A

668	GGP-Grandville Land L.L.C.	Rivertown Crossings

47	GGP-La Place, Inc.	Riverlands Shopping Center

744	GGPLP LLC	N/A

672	GGP-Mint Hill L.L.C.	Bridges at Mint Hill

684	GGP-Redlands Mall L.L.C.	Redlands Mall

685	GGP-Redlands Mall, L.P.	Redlands Mall

641	GGP-South Shore Partners, Inc.	South Shore Mall

539	GGP-Tucson Land L.L.C.	Tucson Mall

347	Greengate Mall, Inc.	Riverwalk Marketplace

311	HHP Government Services, Limited Partnership	1551 Hillshire Drive (Ground Lessee)

341	Howard Hughes Canyon Pointe Q4, LLC	Canyon Pointe Village Center

337	Howard Hughes Properties, Inc.	Summerlin MPC

310	Howard Hughes Properties, Limited Partnership	N/A

55	HRD Parking, Inc.	Columbia Corporate Center Parking Lot

53	HRD Remainder, Inc.	N/A

46	La Place Shopping, L.P.	Riverlands Shopping Center

19	Landmark Mall L.L.C.	Landmark Mall

655	Lockport L.L.C.	Lockport Mall

593	Majestic Partners-Provo, LLC	Provo Plaza

LID	Entity	Property

661	Mall of Louisiana Land Holding, LLC	Mall of Louisiana

660	Mall of Louisiana Land, LP	Mall of Louisiana Power Center

547	Natick Retail, LLC	Nouvelle at Natick

351	New Orleans Riverwalk Associates	Riverwalk Marketplace

350	New Orleans Riverwalk Limited Partnership	Riverwalk Marketplace

486	Newgate Mall Land Acquisition, LLC	Newgate Mall

502	NewPark Anchor Acquisition, LLC	NewPark Mall

670	North Star Anchor Acquisition, LLC	North Star Mall

415	Oklahoma Mall L.L.C.	Quail Springs Mall (JV NON-FILER)

170	One Willow Company, LLC	Willowbrook Mall

78	Park Square Limited Partnership	60 Columbia Corporate Center

552	Parke West, LLC	Parke West

75	Parkside Limited Partnership	50 Columbia Corporate Center

72	Parkview Office Building Limited Partnership	40 Columbia Corporate Center

42	Pecanland Anchor Acquisition, LLC	Pecanland Mall

628	Pines Mall Partners	The Pines

572	Price Development Company, Limited Partnership	Alameda Plaza, Baily Hills Village, Baskin Robbins, Cottonwood Square, Fremont Plaza, Plaza 800, Plaza 9400, Red Cliffs Plaza, Twin Falls Crossing, Yellowstone Square

611	Price Development TRS, Inc.	Cottonwood Mall

575	Price Financing Partnership, L.P.	Boise Towne Square

LID	Entity	Property

573	Price GP L.L.C.	Boise Towne Square

686	Redlands Land Acquisition Company L.L.C.	Redlands Promenade

688	Redlands Land Acquisition Company, L.P.	Redlands Promenade

687	Redlands Land Holding L.L.C.	Redlands Promenade

518	Rio West L.L.C.	Rio West

610	River Falls Mall, LLC	River Falls Mall

405	Rouse F.S., LLC	Fashion Show Mall

3	Rouse LLC	N/A

191	Rouse Office Management of Arizona, LLC	Arizona Center

155	Rouse-Arizona Center, LLC	Arizona Center

156	Rouse-Arizona Retail Center Limited Partnership	Arizona Center

346	Rouse-Fairwood Development Corporation	Land in Fairwood

349	Rouse-New Orleans, LLC	Riverwalk Marketplace

193	Rouse-Phoenix Cinema, LLC	Arizona Center

192	Rouse-Phoenix Corporate Center Limited Partnership	Arizona Center

165	Rouse-Phoenix Development Company, LLC	Arizona Center

166	Rouse-Phoenix Master Limited Partnership	Arizona Center

194	Rouse-Phoenix Theatre Limited Partnership	Arizona Center

LID	Entity	Property

80	Running Brook Business Trust	Neighborhood Stores in Columbia, MD

691	Saint Louis Galleria Anchor Acquisition, LLC	Saint Louis Galleria

725	Saint Louis Land L.L.C.	Saint Louis Galleria

298	Seaport Marketplace Theatre, LLC	South Street Seaport

296	Seaport Marketplace, LLC	South Street Seaport

76	Sixty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

642	South Shore Partners, L.P.	South Shore Mall

297	South Street Seaport Limited Partnership	South Street Seaport

321	Summerlin Centre, LLC	Summerlin Mall Site

316	Summerlin Corporation	N/A

318	The Howard Hughes Corporation	Summerlin MPC

317	The Hughes Corporation	N/A

336	The Rouse Company BT, LLC	N/A

4	The Rouse Company LP	N/A

255	The Rouse Company of Florida, LLC	Oviedo Marketplace

348	The Rouse Company of Louisiana, LLC	Riverwalk Marketplace

174	The Rouse Company of Ohio, LLC	Willowbrook Mall

5	The Rouse Company Operating Partnership LP	N/A

81	Town Center East Business Trust	Association Building, Exhibit Building & Ridgely Building

409	TRC Co-Issuer, Inc.	N/A

LID	Entity	Property

190	Two Arizona Center, LLC	Arizona Center

171	Two Willow Company, LLC	Willowbrook Mall

716	Victoria Ward, Limited	Victoria Ward Centers

368	Vista Commons, LLC	Vista Commons

95	West Kendall Holdings, LLC	Kendall Town Center Development

List of Plan Debtors (Sorted by Property)

LID	Entity	Property

66	10 CCC Business Trust	10 Columbia Corporate Center

331	10000 Covington Cross, LLC	10000 Covington Cross

326	10190 Covington Cross, LLC	10190 Covington Cross

329	1201-1281 Town Center Drive, LLC	1201/41 Town Center Drive

332	1551 Hillshire Drive, LLC	1551 Hillshire Drive

311	HHP Government Services, Limited Partnership	1551 Hillshire Drive (Ground Lessee)

333	1635 Village Centre Circle, LLC	1635 Village Center Circle

334	1645 Village Center Circle, LLC	1645 Village Center Circle

68	20 CCC Business Trust	20 Columbia Corporate Center

70	30 CCC Business Trust	30 Columbia Corporate Center

72	Parkview Office Building Limited Partnership	40 Columbia Corporate Center

75	Parkside Limited Partnership	50 Columbia Corporate Center

78	Park Square Limited Partnership	60 Columbia Corporate Center

319	9950-9980 Covington Cross, LLC	9950/80 Covington Cross

572	Price Development Company, Limited Partnership	Alameda Plaza, Baily Hills Village, Baskin Robbins, Cottonwood Square, Fremont Plaza, Plaza 800, Plaza 9400, Red Cliffs Plaza, Twin Falls Crossing, Yellowstone Square

715	Apache Mall, LLC	Apache Mall

189	Arizona Center Parking, LLC	Arizona Center

LID	Entity	Property

191	Rouse Office Management of Arizona, LLC	Arizona Center

155	Rouse-Arizona Center, LLC	Arizona Center

156	Rouse-Arizona Retail Center Limited Partnership	Arizona Center

193	Rouse-Phoenix Cinema, LLC	Arizona Center

192	Rouse-Phoenix Corporate Center Limited Partnership	Arizona Center

165	Rouse-Phoenix Development Company, LLC	Arizona Center

166	Rouse-Phoenix Master Limited Partnership	Arizona Center

194	Rouse-Phoenix Theatre Limited Partnership	Arizona Center

190	Two Arizona Center, LLC	Arizona Center

81	Town Center East Business Trust	Association Building, Exhibit Building & Ridgely Building

548	Boise Town Square Anchor Acquisition, LLC	Boise Towne Square

575	Price Financing Partnership, L.P.	Boise Towne Square

573	Price GP L.L.C.	Boise Towne Square

672	GGP-Mint Hill L.L.C.	Bridges at Mint Hill

341	Howard Hughes Canyon Pointe Q4, LLC	Canyon Pointe Village Center

638	Century Plaza L.L.C.	Century Plaza

637	Century Plaza, Inc.	Century Plaza

485	Chula Vista Center, LLC	Chula Vista

267	Collin Creek Anchor Acquisition, LLC	Collin Creek Mall

LID	Entity	Property

74	Fifty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

73	Forty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

76	Sixty Columbia Corporate Center, LLC	Columbia Corporate Center Offices

55	HRD Parking, Inc.	Columbia Corporate Center Parking Lot

609	Cottonwood Mall, LLC	Cottonwood Mall

611	Price Development TRS, Inc.	Cottonwood Mall

354	1450 Center Crossing Drive, LLC	Crossing Business Center #6

355	1451 Center Crossing Drive, LLC	Crossing Business Center #7

671	Eden Prairie Anchor Building L.L.C.	Eden Prairie Mall

654	Elk Grove Town Center, L.P.	Elk Grove Town Center

653	Elk Grove Towne Center L.L.C.	Elk Grove Town Center

405	Rouse F.S., LLC	Fashion Show Mall

289	Austin Mall Limited Partnership	Highland Mall (JV NON-FILER)

288	Austin Mall, LLC	Highland Mall (JV NON-FILER)

95	West Kendall Holdings, LLC	Kendall Town Center Development

346	Rouse-Fairwood Development Corporation	Land in Fairwood

19	Landmark Mall L.L.C.	Landmark Mall

655	Lockport L.L.C.	Lockport Mall

661	Mall of Louisiana Land Holding, LLC	Mall of Louisiana

660	Mall of Louisiana Land, LP	Mall of Louisiana Power Center

LID	Entity	Property

10	Caledonian Holding Company, Inc.	N/A

1	General Growth Properties, Inc.	N/A

619	GGP Acquisition, L.L.C.	N/A

745	GGP American Holdings, Inc.	N/A

437	GGP American Properties, Inc.	N/A

136	GGP Holding II, Inc.	N/A

13	GGP Holding Services, Inc.	N/A

503	GGP Holding, Inc.	N/A

728	GGP Ivanhoe IV Services, Inc.	N/A

2	GGP Limited Partnership	N/A

6	GGP/Homart Services, Inc.	N/A

571	GGP/Homart, Inc.	N/A

744	GGPLP LLC	N/A

310	Howard Hughes Properties, Limited Partnership	N/A

53	HRD Remainder, Inc.	N/A

3	Rouse LLC	N/A

316	Summerlin Corporation	N/A

317	The Hughes Corporation	N/A

336	The Rouse Company BT, LLC	N/A

4	The Rouse Company LP	N/A

5	The Rouse Company Operating Partnership LP	N/A

409	TRC Co-Issuer, Inc.	N/A

LID	Entity	Property

80	Running Brook Business Trust	Neighborhood Stores in Columbia, MD

486	Newgate Mall Land Acquisition, LLC	Newgate Mall

502	NewPark Anchor Acquisition, LLC	NewPark Mall

670	North Star Anchor Acquisition, LLC	North Star Mall

733	GGP Natick Residence LLC	Nouvelle at Natick

547	Natick Retail, LLC	Nouvelle at Natick

32	GGP Savannah L.L.C.	Oglethorpe Mall

25	GGP Ivanhoe II, Inc.	Oglethorpe Mall & Top Tier

255	The Rouse Company of Florida, LLC	Oviedo Marketplace

552	Parke West, LLC	Parke West

42	Pecanland Anchor Acquisition, LLC	Pecanland Mall

593	Majestic Partners-Provo, LLC	Provo Plaza

415	Oklahoma Mall L.L.C.	Quail Springs Mall (JV NON-FILER)

684	GGP-Redlands Mall L.L.C.	Redlands Mall

685	GGP-Redlands Mall, L.P.	Redlands Mall

686	Redlands Land Acquisition Company L.L.C.	Redlands Promenade

688	Redlands Land Acquisition Company, L.P.	Redlands Promenade

687	Redlands Land Holding L.L.C.	Redlands Promenade

518	Rio West L.L.C.	Rio West

610	River Falls Mall, LLC	River Falls Mall

47	GGP-La Place, Inc.	Riverlands Shopping Center

LID	Entity	Property

46	La Place Shopping, L.P.	Riverlands Shopping Center

668	GGP-Grandville Land L.L.C.	Rivertown Crossings

347	Greengate Mall, Inc.	Riverwalk Marketplace

351	New Orleans Riverwalk Associates	Riverwalk Marketplace

350	New Orleans Riverwalk Limited Partnership	Riverwalk Marketplace

349	Rouse-New Orleans, LLC	Riverwalk Marketplace

348	The Rouse Company of Louisiana, LLC	Riverwalk Marketplace

691	Saint Louis Galleria Anchor Acquisition, LLC	Saint Louis Galleria

725	Saint Louis Land L.L.C.	Saint Louis Galleria

641	GGP-South Shore Partners, Inc.	South Shore Mall

642	South Shore Partners, L.P.	South Shore Mall

298	Seaport Marketplace Theatre, LLC	South Street Seaport

296	Seaport Marketplace, LLC	South Street Seaport

297	South Street Seaport Limited Partnership	South Street Seaport

321	Summerlin Centre, LLC	Summerlin Mall Site

337	Howard Hughes Properties, Inc.	Summerlin MPC

318	The Howard Hughes Corporation	Summerlin MPC

62	Benson Park Business Trust	TGIF Restaurant Ground Lease

330	1251 Center Crossing, LLC	The Crossing Business Center (1251)

628	Pines Mall Partners	The Pines

555	Fallen Timbers Shops II, LLC	The Shops at Fallen Timbers

539	GGP-Tucson Land L.L.C.	Tucson Mall

LID	Entity	Property

716	Victoria Ward, Limited	Victoria Ward Centers

368	Vista Commons, LLC	Vista Commons

170	One Willow Company, LLC	Willowbrook Mall

174	The Rouse Company of Ohio, LLC	Willowbrook Mall

171	Two Willow Company, LLC	Willowbrook Mall

EXHIBIT B

Spinco Identified Assets

Pursuant to Section 2.1(a) of the Cornerstone Investment Agreement, and subject to the conditions, exceptions and qualifications set forth therein, GGP will contribute to Spinco (directly or indirectly) the assets (and/or equity interests related thereto) listed below:

•                  Master Planned Communities

•                  Bridgeland

•                  Columbia — subject to Section 2.1(e) of the Cornerstone Investment Agreement and including a right of first offer and purchase option with respect to certain office buildings in Columbia pursuant to the terms of the development agreement that will be attached to the Separation Agreement.  For the avoidance of doubt, The Mall in Columbia and Gateway Overlook (including related development rights) shall not to be transferred to Spinco.

•                  Emerson

•                  Fairwoods

•                  Summerlin

•                  Woodlands — joint venture interest

•                  110 N. Wacker (leasehold interest) — joint venture interest

•                  Ala Moana Tower — air rights over existing parking deck

•                  Alameda Plaza, Idaho

•                  Allen Towne Plaza, Texas

•                  Arizona 2 Office Note — A note that will approximate the capital lease revenue from Arizona 2 Office only; there will be no transfer to Spinco of underlying properties or any ownership or occupancy interest therein

•                  Bridges at Mint Hill, North Carolina

•                  Century Plaza, Alabama

•                  Circle T Ranch & Power Centre, Texas — joint venture interest

•                  Condos Nouvelle at Natick — rights to income from assets sold and for which a closing has occurred prior to Closing remain with GGP

•                  Cottonwood Mall and Cottonwood Square

•                  Elk Grove Promenade

•                  Fashion Show Air Rights - Springing right to acquire an 80% ownership interest in the air above the portions of Fashion Show Mall owned by GGP upon satisfaction of the existing loans and guaranties at Fashion Show Mall and The Shoppes at the Palazzo as described in and pursuant to the provisions of the Fashion Show Core Principles document that will be attached to the Separation Agreement.

•                  Golf course interests - TPC Summerlin & TPC Canyons

•                  Hexalon (but not Hexalon’s interest in General Growth Management, Inc.)

•                  Kendall Towne Center, Miami — land

•                  Landmark Mall

•                  Maui Ranch property

•                  Park West Mall

•                  Princeton, New Jersey — land

•                  Rio West, New Mexico

•                  Riverwalk Market Place

•                  South Street Seaport

•                  Summerlin Centre

•                  Summerlin Hospital — joint venture interest

•                  Victoria Ward

•                  Village of Redlands, California (Redlands Mall and Redlands Promenade)

•                  Volo, Illinois — land

B-2